Exhibit 1

RESTATED
CERTIFICATE OF INCORPORATION
OF
SIMON PROPERTY GROUP, INC.

Simon Property Group, Inc. (the “Corporation”), a corporation organized under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

1.                                       That the name of the Corporation is Simon Property Group, Inc.

2.                                       The original Certificate of Incorporation of the Corporation was filed under the name Corporate Property Investors, Inc. with the Secretary of State of Delaware on March 10, 1998.

3.                                       This Restated Certificate of Incorporation was duly authorized by the Corporation’s Board of Directors and stockholders, and all specifically affected classes or series of classes of stockholders, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4.                                       This Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

5.                                       This Restated Certificate of Incorporation will be effective as of the time of filing.

6.                                       The text of the Restated Certificate of Incorporation reads as follows:

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FIRST:                                                         The name of the corporation is (which is hereinafter called the “Corporation”) is Simon Property Group, Inc.

SECOND:                                          The purposes for which and any of which the Corporation is formed and the business and objects to be carried on and promoted by it are:

(a)                                  To engage in the business of a real estate investment trust (“REIT”) as that phrase is defined in the Internal Revenue Code of 1986, as amended (the “Code”).

(b)                                 To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

THIRD:                  The address of its registered office in the  State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, County of New Castle, Delaware. The name of its registered agent at such address is The Corporation Trust Company.

FOURTH:

(a)                                  The total number of shares of stock of all classes which the Corporation has authority to issue is 850,000,000 shares of capital stock, of which  511,990,000 shares are classified as Common Stock, par value $.0001 per share (“Common Stock”), 10,000 shares are classified as Class B Common Stock, par value $.0001 per share (“Class B Common Stock”), 100,000,000 shares are classified as Preferred Stock, par value $.0001 per share, (“Preferred Stock”), and 238,000,000 shares are classified as Excess Common Stock, par value $.0001 per share (“Excess Common Stock”).

(b)                                 The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock of the Corporation:

(1)                                  Each share of Common Stock shall have one vote, and, except as otherwise provided in respect of any series of Preferred Stock and any series of Preferred Stock hereafter created, and except as otherwise provided with respect to directors elected by the holders of the Class B Common Stock, voting as a separate class, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock, the Class B Common Stock and the Excess Common Stock, voting together as a single class.  Shares of Common Stock shall not have cumulative voting rights.

(2)                                  Subject to the provisions of law and any preferences of any series of Preferred Stock and any series of Preferred Stock hereafter created, dividends or other distributions, including dividends or other distributions payable in shares of another class of the Corporation’s stock, may be paid ratably on the Common Stock at such time and in such amounts as the Board of Directors may deem advisable, but only if at the same time, dividends are paid on outstanding shares of Class B Common Stock in accordance with subparagraph (c)(2) of this Article FOURTH.

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(3)                                  Subject to the provisions of law and the preferences of any series of Preferred Stock and any series of Preferred Stock hereafter created, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, together with the holders of Class B Common Stock, Excess Common Stock and any other series of Preferred Stock hereafter created not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the net assets of the Corporation remaining, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any series of Preferred Stock and any series of Preferred Stock hereafter created having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled.

(4)                                  Each share of Common Stock is convertible into Excess Common Stock, as provided in Article NINTH hereof.

(c)                                  The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Class B Common Stock of the Corporation:

(1)                                  Each share of Class B Common Stock shall have one vote, and, except as otherwise provided in respect of any series of Preferred Stock and any series of Preferred Stock hereafter created and except as otherwise provided in this paragraph (c), the exclusive voting power for all purposes shall be vested in the holders of the Class B Common Stock and the Common Stock, voting together as a single class. Shares of Class B Common Stock shall not have cumulative voting rights. The holders of the shares of Class B Common Stock shall have the right, voting as a separate class, to elect four directors of the Corporation and shall vote with the holders of the Common Stock (voting together as a single class) to elect the remaining directors; provided that if the Simon Family Group (as defined in Article NINTH) shall sell or transfer a portion of their Common Stock, Class B Common Stock and Units (as defined in Article NINTH) so as to reduce their Aggregate Assumed Equity Interest in the Corporation (as defined in Article NINTH) to less than 50% of the Simon Family Group Initial Aggregate Assumed Equity Interest (as defined in Article NINTH) in the Corporation, from and after the date of such reduction the holders of the shares of Class B Common Stock shall have the right, voting as a separate class, to elect two directors of the Corporation. The right of the holders of Class B Common Stock to elect directors may be exercised by written consent of such holders. For purposes of this subparagraph, shares held in a voting trust shall be deemed owned by the beneficiaries of the voting trust.

(2)                                  Subject to the provisions of law and the preferences of the Preferred Stock and of any series of Preferred Stock hereafter created, dividends or other distributions, including dividends or other distributions payable in shares of another class of the Corporation’s stock, may be paid ratably on the Class B Common Stock at such time and in such amounts as the Board of Directors may deem advisable; provided that cash dividends or other distributions shall be paid on each share of Class B Common Stock at the same time as cash dividends or other distributions are paid on Common Stock and in an amount equal to the amount payable on the number of shares of Common Stock into which each share of Class B Common Stock is then convertible; provided further that non-cash dividends or other non-cash distributions (including the issuance of warrants or rights to acquire securities of the Corporation) shall be distributed on each share of Class B Common Stock at the same time as such non-cash dividends or other

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non-cash distributions are distributed on Common Stock and in an amount equal to the amount distributable on the number of shares of Common Stock into which each share of Class B Common Stock is then convertible; provided further that any dividends or other distributions payable otherwise on the Class B Common Stock shall be paid in shares of Common Stock or securities convertible or exchangeable into Common Stock (or warrants or rights issued to acquire Common Stock or securities convertible or exchangeable into Common Stock).

(3)

(A)                              Each share of Class B Common Stock is convertible  into Excess Common Stock, as provided in Article NINTH hereof. Each share of Class B Common Stock may be converted at the option of the holder thereof into one share of Common Stock. Immediately and automatically each share of Class B Common Stock shall be converted into one share of Common Stock (i) if the Aggregate Assumed Equity Interest in the Corporation of the Simon Family Group is for any reason reduced to less than 5% of the Aggregate Assumed Equity Interest in the Corporation or (ii) if such share of Class B Common Stock is otherwise sold or otherwise transferred to or is otherwise held by anyone other than a member of the Simon Family Group.  For purposes of this subparagraph, shares held in a voting trust shall be deemed owned by the beneficiaries of the voting trust.

(B)                                The Corporation may not subdivide its outstanding shares of Common Stock, combine its outstanding shares of Common Stock into a smaller number of shares, or issue by reclassification of its shares of Common Stock any shares of capital stock of the Corporation without making the same adjustment to the Class B Common Stock.  The Corporation shall not distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or other distributions to the extent permitted by subparagraph (c)(2) of this Article FOURTH) or rights or warrants to subscribe for or purchase securities issued by the Corporation or property of the Corporation (excluding those referred to in subparagraph (c)(2) of this Article FOURTH), without making the same distribution to all holders of its Class B Common Stock. No adjustment of the conversion rate shall be made as a result of or in connection with the issuance of Common Stock of the Corporation pursuant to options or stock purchase agreements now or hereafter granted or entered into with officers or employees of the Corporation or its subsidiaries in connection with their employment, whether entered into at the beginning of the employment or at any time thereafter. In case of any capital reorganization of the Corporation, or the consolidation or merger of the Corporation with or into another corporation, or a statutory share exchange, or the sale, transfer or other disposition of all or substantially all of the property, assets or business of the Corporation, in each case in which any cash, stock, debt or other instrument, security or right of any kind or nature (collectively, “consideration”) is to be received by the holders of shares of Common Stock or the holders of shares of Class B Common Stock, the holders of shares of Common Stock and the holders of shares of Class B Common Stock shall receive the same consideration on a per share basis; provided, however, that, if such consideration shall consist in any part of voting securities (or of options or warrants to purchase, or of securities convertible into or exchangeable for, voting securities), the holders of shares of Common Stock and Class B Common Stock may, so long as they receive the same per share amount of voting securities as contemplated and required by the foregoing, receive different classes of voting securities that differ, with respect to voting and other rights, to the extent and only to the extent that the Common Stock and the Class B Common Stock differ in such respect (or options or warrants to

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purchase, or securities convertible into or exchangeable for, the same per share amount of voting securities, but in different classes of voting securities that differ, with respect to voting and other rights, to the extent and only to the extent that the Common Stock and the Class B Common Stock differ in such respect), unless the transaction is approved by the affirmative vote of a majority of the holders of the class of common stock adversely affected (with respect to the other) by such transaction.

(C)                                Upon conversion of any shares of Class B Common Stock, no payment or adjustment shall be made on account of dividends accrued, whether or not in arrears, on such shares or on account of dividends declared and payable to holders of Common Stock of record on a date prior to the date of conversion.

(D)                               Except with respect to shares of Class B Common Stock which have been deemed to have been automatically converted into Common Stock pursuant to subparagraph (c)(3)(A) of this Article FOURTH, in order to convert shares of Class B Common Stock into Common Stock the holder thereof shall surrender at the office of the Transfer Agent the certificate or certificates therefor, duly endorsed to the Corporation or in blank, and give written notice to the Corporation at said office that he elects to convert such shares and shall state in writing therein the name or names (with addresses) in which he wishes the certificate or certificates for Common Stock to be issued. Shares of Class B Common Stock shall be deemed to have been converted on the date of the surrender of such certificate or certificates for shares for conversion as provided above, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date. As soon as practicable on or after the date of conversion as aforesaid, the Corporation will issue and deliver at said office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with cash for any fraction of a share, as provided in subparagraph (c)(3)(F) of this Article FOURTH, to the person or persons entitled to receive the same. The Corporation will pay any and all federal original issue taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of shares of Class B Common Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Class B Common Stock so converted were registered, and no issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation either that such tax has been paid or that no such tax is payable.

(E)                                 All shares of Class B Common Stock converted into Common stock shall be retired and cancelled and shall not be reissued.

(F)                                 The Corporation shall not issue fractional shares of Common Stock upon any conversion of shares of Class B Common Stock. As to any final fraction of a share which the holder of one or more shares of Class B Common Stock would be entitled to receive upon exercise of such holder’s conversion right the Corporation shall pay a cash adjustment in an amount equal to the same fraction of the Market Price (as defined in Article NINTH) for the date of exercise.

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(G)                                The Corporation shall at all times have authorized and unissued a number of shares of Common Stock sufficient for the conversion of all shares of Class B Common Stock at the time outstanding. If any shares of Common Stock require registration with or approval of any governmental authority under any Federal or State law, before such shares may be validly issued upon conversion, then the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval as the case may be. The Corporation warrants that all Common Stock issued upon conversion of shares of Class B Common Stock will upon issue be fully paid and nonassessable by the Corporation and free from original issue taxes.

(4)                                  Subject to the provisions of law and the preferences of the Preferred Stock and of any series of Preferred Stock hereafter created, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Class B Common Stock shall be entitled, together with the holders of Common Stock, Excess Common Stock and any other series of Preferred Stock hereafter created not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the net assets of the Corporation remaining, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of the Preferred Stock and of any series of Preferred Stock hereafter created having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled.

(c-1)                       [Reserved]

(c-2)                     Subject in all cases to the provisions of Article NINTH with respect to Excess Stock (as defined in this paragraph), the Preferred Stock may be issued from time to time in one or more series, each of which series shall have such distinctive designation or title as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution providing for the issue of such series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware; provided, however, no shares of any series of Preferred Stock may be authorized or issued unless (i) the certificates of designations relating to such series contains restrictions on ownership and transfer and conversion provisions applicable to such series comparable to those set forth in this Article NINTH, and (ii) a corresponding series of Preferred Stock (“Excess Preferred Stock” and together with Excess Common Stock, unless the context otherwise requires, “Excess Stock”), to be issued in accordance with any such conversion provisions upon a violation of such restrictions on ownership and transfer, is simultaneously authorized by filing of a certificate of designations. The Board of Directors is further authorized to increase or decrease (but not below the number of such shares of series then outstanding) the shares of any series subsequent to the issuance of shares of that series. The 6.00% Series I Convertible Perpetual Preferred Stock, the 8.375% Series J Cumulative Redeemable Preferred Stock shall have the designation, powers, preferences and right and the qualifications, limitations and restrictions as set forth in Exhibits A and B, respectively.

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FIFTH:

(a)                                  The powers and duties conferred and imposed upon the board of directors by the General Corporation Law of the State of Delaware shall be exercised and performed, in accordance with Section 141 thereof governing the action of directors, by a board (the “Board of Directors”); provided, however that pursuant to Section 141(a) of the General Corporation Law of the State of Delaware: (i) certain of such powers and duties of the Board of Directors set forth herein shall be exercised and performed only by the Independent Directors (as defined in Article NINTH hereof), and (ii)  certain of such powers and duties of the Board of Directors as described herein may be exercised and performed by one or more committees consisting of one or more members of the Board of Directors and one or more other persons to the extent such powers and duties are delegated thereto by the Board of Directors. The number of directors of the Corporation shall never be more than fifteen (15) nor less than the minimum number permitted by the General Corporation Law of the State of Delaware now or hereafter in force and, subject to such limitations, shall be fixed from time to time in the By-Laws or by resolution of the Board of Directors.

At least a majority of the directors shall be Independent Directors (as defined in Article NINTH).

(b)                                 Subject to the rights of the holders of any class of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors shall be filled by a vote of the stockholders or a majority of the entire Board of Directors, and any vacancies on the Board of Directors resulting from death, disability (“disability,” which for purposes of this paragraph (b) shall mean illness, physical or mental disability or other incapacity), resignation, retirement, disqualification, removal from office, or other cause shall be filled by a vote of the stockholders or a majority of the directors then in office; provided that:

(1)                                  any vacancies on the Board of Directors resulting from death, disability, resignation, retirement, disqualification, removal from office, or other cause of a director elected by the holders of Class B Common Stock shall be filled by a vote of the holders of Class B Common Stock; and

(2)                                  A special meeting of holders of the Class B Common Stock shall be called by the President in the event a vacancy occurs on the Board of Directors from any cause among the directors entitled to be elected by the holders of the Class B Common Stock, and a special meeting of holders of the Common Stock and the Class B Common Stock shall be called by the President in the event a vacancy occurs on the Board of Directors from any cause among the directors elected by the holders of the Common Stock and the Class B Common Stock (voting together as a single class) and is not filled by the directors within 30 days after the vacancy occurs. The holders of Class B Common Stock may exercise their rights to elect directors by written consent without a meeting.

Notwithstanding the foregoing, any decrease in the number of directors constituting the Board of Directors shall not affect the tenure of office of any director.

(c)                                  Whenever the holders of any one or more series of Preferred Stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the Board of Directors shall consist of said directors so elected in addition to the

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number of directors fixed as provided in paragraph (a) of this Article FIFTH or in the By-Laws; provided that if any shares of Class B Common Stock are outstanding, the election of one or more directors by such holders of Preferred Stock will eliminate the corresponding number of directors to be elected by the combined holders of the Common Stock and the Class B Common Stock, voting together as a single class, and will neither increase the size of the Board of Directors nor eliminate the seat or seats of directors elected by the holders of the Class B Common Stock, voting as a separate class. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of Preferred Stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

(d)                                 Subject to Section 141(k) of the General Corporation Law of the State of Delaware, directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the combined voting power of all classes of shares of capital stock entitled to vote in the election for directors voting together as a single class.

(e)                                  Pursuant to Section 141(a) of the General Corporation Law of the State of Delaware, any action by the Corporation relating to transactions involving the Corporation, individually or in its capacity as general partner (whether directly or indirectly through another entity) of Simon Property Group, L.P., in which the Simon Family Group or any member or affiliate of any member of the Simon Family Group has an interest (other than through ownership interests in the Corporation or Simon Property Group, L.P.), shall, in addition to such other vote that may be required, require the prior approval of a majority of the Independent Directors.

(f)                                    Elections of directors need not be by written ballot.

(g)                                 Pursuant to Section 141(a) of the Delaware General Corporation Law, the Board of Directors may appoint an Executive Committee, a Compensation Committee, an Audit Committee, a Nominating and Governance Committee and other committees composed of one or more directors or one or more other persons delegated such powers and duties by the Board of Directors. Each committee except the Compensation Committee, the Audit Committee and the Nominating and Governance Committee shall have as a member at least one director elected by the Class B Common Stock. The entire Audit Committee, Compensation Committee and Nominating and Governance Committee shall be Independent Directors.

SIXTH:

(a)                                  The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors and the stockholders:

(1)                                  The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

(2)                                  No holder of any stock or any other securities of the Corporation,

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whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

(3)                                  The Board of Directors of the Corporation shall, consistent with applicable law, have power in its sole discretion to determine from time to time in accordance with sound accounting practice or other reasonable valuation methods what constitutes annual or other net profits, earnings, surplus, or net assets in excess of capital; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to redeem or purchase its stock or to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine; to determine the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); to determine the fair value and any matters relating to the acquisition, holding and disposition of any assets by the Corporation; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or by the By-Laws, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board of Directors.

(4)

(A)                              The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer or trustee of or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

(B)                                Expenses incurred in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any action, suit or proceeding against an officer, trustee,

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employee or agent) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article SIXTH paragraph (a)(4).

(C)                                The indemnification and other rights set forth in this paragraph (a)(4) shall not be exclusive of any provisions with respect thereto in the By-Laws or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.

(D)                               Neither the amendment nor repeal of this paragraph (a)(4), subparagraph (a), (b) or (c), nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with paragraph (a)(4), subparagraph (a), (b) or (c) , shall eliminate or reduce the effect of this paragraph (a)(4), subparagraphs (a), (b) and (c), in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this paragraph (a)(5), subparagraph (a), (b) or (c), if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

(E)                                 No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability

(i)                                     for any breach of the director’s duty of loyalty to the Corporation or its stockholders;

(ii)                                  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

(iii)                               under Section 174 of the General Corporation Law of the State of Delaware; or

(iv)                              for any transaction from which the director derived an improper personal benefit.

If the General Corporation Law of the State of Delaware is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. All references in this paragraph (e) shall also be deemed to refer to the Independent Directors and members of committees of the Board of Directors.

(5)                                  For any stockholder proposal to be presented in connection with an annual meeting of stockholders of the Corporation, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Corporation, the stockholders must have given timely written notice thereof in writing to the Secretary of the

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Corporation in the manner and containing the information required by the By-Laws. Stockholder proposals to be presented in connection with a special meeting of stockholders will be presented by the Corporation only to the extent required by the General Corporation Law of the State of Delaware.

(b)                                 Pursuant to Section 141(a) of the General Corporation Law of the State of Delaware, the Corporation reserves the right to amend, alter, change or repeal any provision contained in the Charter, including any amendments changing the terms or contract rights, as expressly set forth in the Charter, of any of its outstanding stock by reclassification or otherwise, by a majority of the directors (including a majority of the Independent Directors and a majority of the directors elected by the holders of the Class B Common Stock, if such Class B Common Stock has at that time elected directors) adopting a resolution setting forth the proposed change, declaring its advisability, and either calling a special meeting of the stockholders certified to vote on the proposed change, or directing the proposed change to be considered at the next annual stockholders meeting; provided however, that any amendment to, repeal of or adoption of any provision inconsistent with paragraph (c) of Article FOURTH will be effective only if it is adopted upon (1) the affirmative vote of not less than 80% of the aggregate votes entitled to be cast thereon (considered for this purpose as a single class)  and (2) approved by the affirmative vote of not less than a majority of the aggregate votes entitled to be cast by the holders of the Class B Common Stock, if such Class B Common Stock is outstanding at that time.

(c)                                  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

(d)                                 Pursuant to Section 141(a) of the General Corporation Law of the State of Delaware, the affirmative vote of least  three-fourths (3/4) of the Independent Directors is necessary to cause any partnership in which the Corporation acts, directly or indirectly, as a general partner to sell any property owned by such partnership in accordance with the terms of the partnership agreement of such partnership.

(e)                                  The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Corporation Law of the State of Delaware now or hereafter in force.

SEVENTH:                                      [Reserved]

EIGHTH:                                                Except as otherwise set forth in this Charter, any action required or permitted to be taken by stockholders of the Corporation must be taken at a duly called annual or special meeting of such stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

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NINTH:

(a)

(1)           The following terms shall have the following meanings:

“Aggregate Assumed Equity Interest in the Corporation” shall mean the aggregate equity interest in the Corporation represented by the Common Stock, the Class B Common Stock and the Units on the assumption that all shares of Class B Common Stock and all such Units are exchanged for Common Stock.

“Beneficial Ownership” shall mean ownership of Capital Stock by a Person who would be treated as an owner of such shares of Capital Stock either directly or indirectly through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, and any comparable successor provisions thereto. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have correlative meanings.

“Beneficiary” shall mean any Qualified Charitable Organization which, from time to time, is designated by the Corporation to be a beneficiary of the Trust.

“Board of Directors” shall mean the Board of Directors of the Corporation as defined in Article FIFTH.

“By-Laws” shall mean the By-Laws of the Corporation.

“Capital Stock” shall mean stock that is Common Stock, Class B Common Stock, Excess Stock or Preferred Stock.

“Charter” shall mean the Restated Certificate of Incorporation of the Corporation, as the same may be amended from time to time.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Constructive Ownership” shall mean ownership of Capital Stock by a Person who would be treated as an owner of such shares of Capital Stock either directly or indirectly through the application of Section 318 of the Code, and any comparable successor provisions thereto, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have correlative meanings.

“Exchange Rights” shall mean any rights granted to limited partners of Simon Property Group, L.P., a Delaware limited partnership (including pursuant to an Exchange Rights Agreement) to exchange (subject to the Ownership Limit) limited partnership interests in such Partnership for shares of Capital Stock or cash at the option of the Corporation.

“Independent Director” shall mean a director of the Corporation who is neither an employee of the Corporation nor a member (or an affiliate of a member) of the Simon Family Group.

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“Market Price” of any class of Capital Stock on any date shall mean the average Closing Price (as defined below) of such security for the twenty consecutive Trading Days (as defined below) ending on the Trading Day immediately preceding the day in question; the “Closing Price” shall mean the last sale price for a such security as shown on the New York Stock Exchange Composite Transactions Tape, or if no such sale has taken place on such day, then the average of the closing bid and ask prices for such security on the New York Stock Exchange, or if such security is not listed or admitted to trading on the New York Stock Exchange, then on the principal national securities exchange on which such security is listed or admitted to trading, or, if such security is not listed or admitted to trading on any national securities exchange, then on the Nasdaq National Market, or, if such security is not quoted on the Nasdaq National Market, then the average of the closing bid and ask prices as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Corporation for such purposes; and “Trading Day” shall mean a day on which the New York Stock Exchange or, if such security is not listed or admitted to trading thereon, the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not so listed or admitted, then any day that is not a Saturday, Sunday or other day on which depositary institutions in the City of New York are authorized or obligated by law to close.

“Option” shall mean any options, rights, warrants or convertible or exchangeable securities containing the right to subscribe for, purchase or receive upon exchange or conversion shares of Capital Stock.

“Ownership Limit” shall mean (x) in the case of any member of the Simon Family Group, 18.0%, and (y) in the case of any other Person, 8.0%., in each case, of any class of Capital Stock, or any combination thereof, determined by (i) number of shares outstanding, (ii) voting power, or (iii) value (as determined by the Board of Directors), whichever produces the smallest holding of Capital Stock under the three methods, computed with regard to all outstanding shares of Capital Stock and, to the extent provided by the Code, all shares of Capital Stock issuable under outstanding Options and Exchange Rights that have not been exercised.

“Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as the term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

“Purported Beneficial Holder” shall mean, with respect to any event (other than a purported Transfer) which results in Excess Stock, the Person for whom the Purported Record Holder held shares that were, pursuant to subparagraph (a)(3) of this article NINTH, automatically converted into Excess Stock upon the occurrence of such event.

“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer which results in Excess Stock, the purported beneficial transferee for whom the Purported Record Transferee would have acquired shares of Common Stock or Preferred Stock if such Transfer had been valid under subparagraph (a)(2) of this Article NINTH.

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“Purported Record Holder” shall mean, with respect to any event (other than a purported Transfer) which results in Excess Stock, the record holder of the shares that were, pursuant to subparagraph (a)(3) of this Article NINTH, automatically converted into Excess Stock upon the occurrence of such event.

“Purported Record Transferee” shall mean, with respect to any purported Transfer which results in Excess Stock, the record holder of the Common Stock or the Preferred Stock if such Transfer had been valid under subparagraph (a)(2) of this Article NINTH.

“Qualified Charitable Organization” shall mean (i) any entity which would be exempt from federal income under Section 501(c)(3) of the Code and to which contributions are deductible under Section 170 of the Code or (ii) any federal, state or local government entity.

“REIT” shall mean a real estate investment trust under Section 856 of the Code.

“Restriction Termination Date” shall mean the first day after Corporation’s status as a REIT shall have been terminated by the Board of Directors and the stockholders of the Corporation.

“Simon Family Group” shall mean Melvin Simon, Herbert Simon and David Simon, other members of the immediate family of any of the foregoing, any other lineal descendants of any of the foregoing, any estates of any of the foregoing, any trust established for the benefit of any of the foregoing, and any other entity controlled by any of the foregoing.

“Simon Family Group Initial Aggregate Assumed Equity Interest in the Corporation” shall mean  the portion of the Aggregate Assumed Equity Interest in the Corporation owned by the Simon Family Group on August 9, 1996.

“Trading Day” shall mean, with respect to any class of Capital Stock, a day on which the principal national securities exchange on which such class of Capital Stock is listed or admitted to trading is open for the transaction of business or, if such class of Capital Stock is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Transfer” shall mean any sale, transfer, gift, hypothecation, pledge, assignment, devise or other disposition of Capital Stock (including (i) the granting of any option (including an option to acquire an Option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of Capital Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Capital Stock), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise.

“Trust” shall mean the trust created pursuant to subparagraph (b)(1) of this Article NINTH.

“Trustee” shall mean any trustee for the Trust (or any successor trustee) appointed from time to time by the Corporation; provided, however, during any period in which Excess Stock is issued and outstanding the Corporation shall undertake to appoint trustees of the Trust which

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trustees are unaffiliated with the Corporation.

“Undesignated Excess Stock” shall have the meaning set forth in subparagraph (b)(3) of this Article NINTH.

“Units” shall mean units representing limited partnership interests in Simon Property Group, L.P.

(2)

(A)          Except as provided in subparagraph (a)(9) of this Article NINTH, prior to the Restriction Termination Date, no Person shall Beneficially Own or Constructively Own shares of the outstanding Capital Stock in excess of the Ownership Limit.

(B)           Except as provided in subparagraph (a) (9) of this Article NINTH, prior to the Restriction Termination Date, any Transfer that, if effective, would result in any Person Beneficially Owning or Constructively Owning Capital Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Capital Stock which would be otherwise Beneficially or Constructively Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such shares of Common Stock or Preferred Stock in excess of the Ownership Limit.

(C)           Except as provided in subparagraph (a)(9) of this Article NINTH, prior to the Restriction Termination Date, any Transfer that, if effective, would result in the Capital Stock being Beneficially Owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio; and the intended transferee shall acquire no rights in such shares of Common Stock or Preferred Stock.

(D)          Except as provided in subparagraph (a)(9) of this Article NINTH, prior to the Restriction Termination Date, any Transfer of shares or other event or transaction involving Capital Stock that, if effective, would result in the Corporation being “closely held’ within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of that number of shares or other event or transaction of Capital Stock which would cause the Corporation to be “closely held” within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such shares of Common Stock or Preferred Stock in excess of the Ownership Limit.

(3)

(A)          If, notwithstanding the other provisions contained in this Article NINTH, at any time prior to the Restriction Termination Date, there is a purported Transfer or other event such that any Person would Beneficially Own or Constructively Own Capital Stock in excess of the Ownership Limit, then, except as otherwise provided in subparagraph (a)(9), each such share of Common Stock or Preferred Stock which, when taken together with all other Capital Stock, would be in excess of the Ownership Limit (rounded up to the nearest whole share), shall automatically be converted into one share of Excess Stock, as further described in subparagraph (a)(3)(C) below and such shares of Excess Stock shall be automatically transferred to the Trustee as trustee for the Trust. The Corporation shall issue fractional shares of Excess Stock if required by

15

such conversion ratio. Such conversion shall be effective as of the close of business on the business day prior to the date of the Transfer or other event.

(B)           If, notwithstanding the other provisions contained in this Article NINTH, at any time prior to the Restriction Termination Date, there is a purported Transfer or other event which, if effective, would cause the Corporation to become “closely held” within the meaning of Section 856(h) of the Code, then each share of Common Stock or Preferred Stock being Transferred or which are otherwise affected by such event and which, in either case, would cause, when taken together with all other Capital Stock, the Corporation to be “closely held” within the meaning of Section 856(h) of the Code (rounded up to the nearest whole share) shall automatically be converted into one share of Excess Stock, as further described in subparagraph (a)(3)(C) of this Article NINTH, and such shares of Excess Stock shall be automatically transferred to Trustee as trustee for the Trust. The Corporation shall issue fractional shares of Excess Stock if required by such conversion ratio. Such conversion shall be effective as of the close of business on the business day prior to the date of the Transfer or other event.

(C)           Upon conversion of Common Stock or Preferred Stock into Excess Stock pursuant to this subparagraph (a)(3) of this Article NINTH, Common Stock shall be converted into Excess Common Stock and Preferred Stock shall be converted into Excess Preferred Stock.

(4)           If the Board of Directors or its designees shall at any time determine in good faith that a Transfer or other event has taken place in violation of subparagraph (a)(2) of this Article NINTH or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of subparagraph (a)(2) of this Article NINTH, the Board of Directors or its designees may take such action as it or they deem advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer or other event on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event or transaction; provided, however, that any Transfers or attempted Transfers (or, in the case of events other than a Transfer, Beneficial ownership or Constructive Ownership) in violation of subparagraphs (a)(2)(A), (B), (C) and (D) of this Article NINTH shall be void ab initio and any Transfers or attempted Transfers (or, in the case of events other than a Transfer, Beneficial Ownership or Constructive ownership) in violation of subparagraphs (a)(2)(A), (B), and (D) shall automatically result in the conversion described in subparagraph (a)(3), irrespective of any action (or non-action) by the Board of Directors or its designees.

(5)           Any Person who acquires or attempts to acquire shares of Capital Stock in violation of subparagraph (a)(2) of this Article NINTH, or any Person who is a transferee such that Excess Stock results under subparagraph (a)(3) of this Article NINTH, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or other event on the Corporation’s status as a REIT.

(6)           Prior to the Restriction Termination Date:

(A)          Every Beneficial Owner or Constructive Owner of more

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than 5%, or such lower percentages as required pursuant to regulations under the Code, of the outstanding Capital Stock of the Corporation shall, before January 30 of each year, give written notice to the Corporation stating the name and address of such Beneficial Owner or Constructive Owner, the general ownership structure of such Beneficial Owner or Constructive Owner, the number of shares of each class of Capital Stock Beneficially Owned or Constructively Owned, and a description of how such shares are held.

(B)           Each Person who is a Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall provide on demand to the Corporation such information as the Corporation may request from time to time in order to determine the Corporation’s status as a REIT and to ensure compliance with the Ownership Limit.

(7)           Subject to subparagraph (a)(12) of this Article NINTH, nothing contained in this Article NINTH shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation’s status as REIT and to ensure compliance with the Ownership Limit.

(8)           In the case of an ambiguity in the application of any of the provisions of subparagraph (a) of this Article NINTH, including any definition contained in subparagraph (a)(1), the Board of Directors shall have the power to determine the application of the provisions of this subparagraph (a) with respect to any situation based on the facts known to it.

(9)           The Board of Directors upon receipt of a ruling from the Internal Revenue Service or an opinion of tax counsel in each case to the effect that the restrictions contained in subparagraphs (a)(2)(A), (B), (C) and (D) of this Article NINTH will not be violated, may exempt a Person from the Ownership Limit:

(A)          (i) if such Person is not an individual for purposes of Section 542(a)(2) of the Code, or (ii) if such Person is an underwriter which participates in a public offering of Common Stock or Preferred Stock for a period of 90 days following the purchase by such underwriter of the Common Stock or Preferred Stock, or (iii) in such other circumstances which the Board of Directors determines are appropriately excepted from the Ownership Limit, and

(B)           the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual’s Beneficial Ownership and Constructive Ownership of Capital Stock will violate the Ownership Limit and agrees that any violation or attempted violation will result in such Common Stock or Preferred Stock being converted into shares of Excess Stock in accordance with subparagraph (a)(3) of this Article NINTH.

(10)         Until the Restriction Termination Date, each certificate for the respective class of Capital Stock shall bear the following legend:

The securities represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation’s maintenance of its status as a

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real estate investment trust under the Internal Revenue Code of 1986, as amended from time to time (the “Code”). Transfers in contravention of such restrictions shall be void ab initio. Except as otherwise determined by the Board of Directors of the Corporation, no Person may (1) Beneficially Own or Constructively Own shares of Capital Stock in excess of 8.0% (other than members of the Simon Family Group), whose relevant percentage is 18.0%) of the value of any class of outstanding Capital Stock of the Corporation, or any combination thereof, determined as provided in the Corporation’s Restated Certificate of Incorporation, as the same may be amended from time to time (the “Charter”), and computed with regard to all outstanding Shares of Capital Stock, and, to the extent provided by the Code, all shares of Capital Stock issuable under existing Options and Exchange Rights that have not been exercised; or (2) Beneficially Own Capital Stock which would result in the Corporation being “closely held” under Section 856(h) of the Code. Unless so excepted, any acquisition of Capital Stock and continued holding of ownership constitutes a continuous representation of compliance with the above limitations, and any Person who attempts to Beneficially Own or Constructively Own shares of Capital Stock in excess of the above limitations has an affirmative obligation to notify the Corporation immediately upon such attempt. If the restrictions on transfer are violated, the transfer will be void ab initio and the shares of Capital Stock represented hereby will be automatically converted into shares of Excess Stock and will be transferred to the Trustee to be held in trust for the benefit of one or more Qualified Charitable Organizations, whereupon such Person shall forfeit all rights and interests in such Excess Stock. In addition, certain Beneficial Owners or Constructive Owners must give written notice as to certain information on demand and on an annual basis. All capitalized terms in this legend have the meanings defined in the Charter. The Corporation will mail without charge to any requesting stockholder a copy of the Charter, including the express terms of each class and series of the authorized capital stock of the Corporation, within five days after receipt of a written request therefor.

(11)         If any provision of this Article NINTH or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected, and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

(12)         Nothing in this Article NINTH shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

(A)

(i)            Upon any purported Transfer or other event that results in Excess Stock pursuant to subparagraph (a)(3) of this Article NINTH, such Excess Stock shall be deemed to have been transferred to the Trustee as trustee of

18

the Trust for the exclusive benefit of one or more Qualifying Charitable Organizations as are designated from time to time by the Board of Directors with respect to such Excess Stock. Shares of Excess Stock held in trust shall be issued and outstanding stock of the Corporation. The Purported Record Transferee or Purported Record Holder and the Purported Beneficial Transferee or Purported Beneficial Holder shall have no rights in such Excess Stock, except such rights to certain proceeds upon Transfer of shares of Excess Stock or upon any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation as are expressly set forth herein.

(ii)           Excess Common Stock shall be entitled to dividends in an amount equal to any dividends which are declared and paid with respect to shares of Common Stock from which such shares of Excess Common Stock were converted. Excess Preferred Stock shall be entitled to dividends in an amount equal to any dividends which are declared and paid with respect to shares of Preferred Stock from which such shares of Excess Preferred Stock were converted. Any dividend or distribution paid prior to discovery by the Corporation that shares of Common Stock or Preferred Stock have been converted into Excess Common Stock or Excess Preferred Stock, as the case may be, shall be repaid to the Corporation upon demand for delivery to the Trustee. The recipient of such dividend shall be personally liable to the Trust for such dividend. Any dividend or distribution declared but unpaid shall be rescinded as void ab initio with respect to such shares of Common Stock or Preferred Stock and shall automatically be deemed to have been declared and paid with respect to the shares of Excess Common Stock or Excess Preferred Stock, as the case may be, into which such shares of Common Stock or Preferred Stock shall have been converted.

(iii)          In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, (i) subject to the preferential rights of the Preferred Stock, if any, as may be determined by the Board of Directors and the preferential rights of the Excess Preferred Stock, if any, each holder of shares of Excess Common Stock shall be entitled to receive, ratably with each other holder of Common Stock and Excess Common Stock that portion of the assets of the Corporation available for distribution to the holders of Common Stock or Excess Common Stock as the number of shares of the Excess Common Stock held by such holder bears to the total number of shares of Common Stock and the number of shares of Excess Common Stock then outstanding and (ii) each holder of shares of Excess Preferred Stock. shall be entitled to receive that portion of the assets of the Corporation which a holder of the shares of Preferred Stock that were converted into such shares of Excess Preferred Stock would have been entitled to receive had such shares of Preferred Stock remained outstanding. Notwithstanding the foregoing, distributions shall not be made to holders of Excess Stock except in accordance with the following sentence. The Corporation shall distribute to the Trustee, as holder of the Excess Stock in trust, on behalf of the Beneficiaries any such assets received in respect of the Excess Stock in any liquidation, dissolution or winding up of, or any distribution of the assets of the Corporation. Following any such

19

distribution, the Trustee shall distribute such proceeds between the Purported Record Transferee or Purported Record Holder, as appropriate, and the Qualified Charitable organizations which are Beneficiaries in accordance with procedure for distribution of proceeds upon Transfer of Excess Stock set forth in subparagraph (b)(5) of this Article NINTH; provided, however, that with respect to any Excess Stock as to which no Beneficiary shall have been determined within 10 days following the date upon which the Corporation is prepared to distribute assets (“Undesignated Excess Stock”), any assets that would have been distributed on account of such Undesignated Excess Stock had a Beneficiary been determined shall be distributed to the holders of Common Stock and the Beneficiaries of the Trust designated with respect to shares of Excess Common Stock, or to the holders of Preferred Stock and the Beneficiaries of the Trust designated with respect to shares of Excess Preferred Stock as determined in the sole discretion of the Board of Directors.

(iv)          Excess Common Stock shall be entitled to such voting rights as are ascribed to shares of Common Stock from which such shares of Excess Common Stock were converted. Excess Preferred Stock shall be entitled to such voting rights as are ascribed to shares of Preferred Stock from which such shares of Excess Preferred Stock were converted. Any voting rights exercised prior to discovery by the Corporation that shares of Common Stock or Preferred Stock have been converted into Excess Common Stock or Excess Preferred Stock, as the case may be, shall be rescinded and recast as determined by the Trustee.

(v)           (a)           Following the expiration of the ninety day period referred to in subparagraph (b)(6) of this Article NINTH, Excess Stock shall be transferable by the Trustee to any Person whose Beneficial Ownership or Constructive Ownership of shares of Capital Stock outstanding, after giving effect to such Transfer, would not result in the shares of Excess Stock proposed to be transferred constituting excess Stock in the hands of the proposed transferee. A Purported Record Transferee or, in the case of Excess Stock resulting from any event other than a purported Transfer, the Purported Record Holder shall have no rights whatsoever in such Excess Stock, except that such Purported Record Transferee or, in the case of Excess Stock resulting from any event other than a purported Transfer, the Purported Record Holder, upon completion of such Transfer, shall be entitled to receive the lesser of a price per share for such Excess Stock not in excess (based on the information provided to the Corporation in the notice given pursuant to this subparagraph (b)(5)(A)) of (x) the price per share such Purported Beneficial Transferee paid for the Common Stock or Preferred Stock in the purported Transfer that resulted in the Excess Stock, or (y) if the Purported Beneficial Transferee did not give value for such shares of Excess Stock (through a gift, devise or other transaction), a price per share of Excess Stock equal to the Market Price of the Common Stock or Preferred Stock on the date of the purported Transfer that resulted in the Excess Stock. Upon such transfer of any interest in Excess Stock held by the Trust, the corresponding shares of Excess Stock in the Trust shall be automatically converted into such number of shares of Common Stock or Preferred Stock (of the same class as the shares that were converted into

20

such Excess Stock) as is equal to the number of shares of Excess Stock, and such shares of Common Stock or Preferred Stock (of the same class as the shares that were converted into such Excess Stock) as is equal to the number of shares of Excess Stock, and such shares of Common Stock or Preferred Stock shall be transferred of record to the proposed transferee of the Excess Stock. If, notwithstanding the provisions of this Article NINTH, under any circumstances, a Purported Transferee receives an amount for shares of Excess Stock that exceeds the amount provided by the formula set forth above, the Purported Transferee must pay the excess to the Trust. Prior to any transfer resulting in Common Stock or Preferred Stock being converted into Excess Stock, the Purported Record Transferee and Purported Beneficial Transferee, jointly, or Purported Record Holder and Purported Beneficial Holder, jointly, must give written notice to the Corporation of the date and sale price of the purported Transfer that resulted in Excess Stock or the Market Price on the date of the other event that resulted in Excess Stock. Prior to a Transfer by the Trustee of any shares of Excess Stock, the intended transferee must give advance notice to the Corporation of the information (after giving effect to the intended Transfer) required under subparagraph (a)(6), and the Corporation must have waived in writing its purchase rights, if any, under subparagraph (b)(6) of this Article NINTH. The Board of Directors may waive the notice requirements of this subparagraph in such circumstances as it deems appropriate.

(b)           Notwithstanding the foregoing, if the provisions of paragraph (b)(5) of this Article NINTH are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the Purported Beneficial Transferee or Purported Beneficial Holder of any shares of Excess Stock may be deemed, at the option of the Corporation, to have acted as an agent on behalf of the Trust, in acquiring or holding such shares of Excess Stock and to hold such shares of Excess Stock in trust on behalf of the Trust.

(vi)          Shares of Excess Stock shall be deemed to have been offered for sale by the Trust to the Corporation, or its designee, at a price per share of Excess Stock equal to the lesser of:

(a)           (i)            in the case of Excess Stock resulting from a purported Transfer, (x) the price per share of the Common Stock or Preferred Stock in the transaction that created such Excess Stock (or, in the case of devise or gift, the Market Price of the Common Stock or Preferred Stock at the time of such devise or gift), or (y) in the absence of a notice from the Purported Record Transferee or Purported Record Holder and Purported Beneficial Transferee to the Corporation within ten days after request therefor, such price as may be determined by the Board of Directors in its sole discretion, which price per share of Excess Stock shall be equal to the lowest Market Price of Common Stock or Preferred Stock (whichever resulted in Excess Stock) at any time prior to the date the Corporation, or its designee, accepts such offer; or

(ii)           in the case of Excess Stock resulting from an event other than a Purported Transfer, (x) the Market Price of the Common Stock or Preferred Stock on the date of such event, or (y) in the absence of a notice from the Purported

21

Record Holder and Purported Beneficial Holder to the Corporation within ten days after request therefor, such price as may be determined, by the Board of Directors in its sole discretion, which price shall be the lowest Market Price for shares of Common Stock or Preferred Stock (whichever resulted in Excess Stock) at any time from the date of the event resulting in Excess Stock and prior to the date the Corporation, or its designee, accepts such offer, and

(b)           the Market Price of the Common Stock or Preferred Stock on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the Transfer which resulted in such shares of Excess Stock and (ii) the date the Board of Directors determines in good faith that a Transfer or other event resulting in shares of Excess Stock  has occurred, if the Corporation does not receive a notice of such Transfer or other event pursuant to subparagraph (a)(5) of this Article NINTH.

TENTH:           Whenever the Corporation shall have the obligation to purchase Units and shall have the right to choose to satisfy such obligation by purchasing such Units either with cash or with Common Stock, the determination whether to utilize cash or Common Stock to effect such purchase shall be made by majority vote of the Independent Directors, pursuant to Section 141(a) of the General Corporation Law of the State of Delaware.

ELEVENTH:    In the event any term, provision, sentence or paragraph of the Charter of the Corporation is declared by a court of competent jurisdiction to be invalid or unenforceable, such term, provision, sentence or paragraph shall be deemed severed from the remainder of the Charter, and the balance of the Charter shall remain in effect and be enforced to the fullest extent permitted by law and shall be construed to preserve the intent and purposes of the Charter. Any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such term, provision, sentence or paragraph of the Charter in any other jurisdiction.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, I have made and signed this Certificate this 8th day of May, 2009, and affirm the statements contained herein are true under penalties of perjury.

/s/ David Simon
		Name:	David Simon
		Title:	Chairman of the Board and Chief Executive Officer

ATTEST:

/s/ James M. Barkley
Name:	James M. Barkley
Title:	Secretary

RESTATED CERTIFICATE OF INCORPORATION OF SIMON PROPERTY GROUP, INC.

SIGNATURE PAGE

EXHIBIT A

TO RESTATED CERTIFICATE OF INCORORATION

CERTIFICATE OF DESIGNATIONS OF

 6% SERIES I CONVERTIBLE PERPETUAL PREFERRED STOCK

of

SIMON PROPERTY GROUP, INC.

Pursuant to Section 151 of the General

 Corporation Law of the State of Delaware

The following resolutions were duly adopted by the Board of Directors (the “Board of Directors”) of Simon Property Group, Inc., a Delaware corporation (the “Corporation”), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware:

WHEREAS, the Board of Directors of the Corporation is authorized, within the limitations and restrictions stated in the Restated Certificate of Incorporation of the Corporation, as amended from time to time (the “Charter”), to provide by resolution or resolutions for the issuance of shares of preferred stock of the Corporation, in one or more series with such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such series of preferred stock as may be adopted from time to time by the Board of Directors;

WHEREAS, the Board of Directors of the Corporation has determined that it is in the best interests of the Corporation and its stockholders to designate a new series of preferred stock of the Corporation; and

WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of preferred stock and the number of shares constituting such series;

NOW, THEREFORE, BE IT RESOLVED, that, pursuant to Article Fourth of the Charter (which authorizes 100,000,000 shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”)), and the authority conferred on the Board of Directors, the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a new series of Preferred Stock; and be it further

RESOLVED, that each share of such new series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

Section 1.  Number and Designation. 19,000,000 shares of the Preferred Stock of the Corporation shall be designated as “6% Series I Convertible Perpetual Preferred Stock” (the “Series I Preferred Stock”).

Section 2.  Certain Definitions.  As used in this Certificate, the following terms shall have the meanings defined in this Section 2.  Any capitalized term not otherwise defined herein shall have the meaning set forth in the Charter, unless the context otherwise requires:

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” shall have the meaning assigned to it in Section 16(a) hereof.

“Board of Directors” shall have the meaning assigned to it in the preamble to this Certificate and includes any duly authorized committee of such board.

“Business Day” means any day other than a Saturday, Sunday or a day on which state or U.S. federally chartered banking institutions in New York, New York are not required to be open.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

“Certificate” means this Certificate of Designations.

“Change of Control” means the occurrence of any of the following events:

(a)  any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) acquires beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, through a purchase, merger or other acquisition transaction, of more than 50% of the total voting power of the Corporation’s total outstanding voting stock other than an acquisition by the Corporation, any of its subsidiaries or any of the Corporation’s employee benefit plans;

(b)  the Corporation consolidates with, or merges with or into, another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Corporation, other than:  (i) any transaction pursuant to which holders of the Corporation’s Capital Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, more than 50% of the total voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving person immediately after the transaction and (ii) any merger solely for the purpose of changing the Corporation’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity;

(c)  during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Corporation (together with any new directors whose election to such Board of Directors of the Corporation, or whose nomination for election by the stockholders of the Corporation, was approved by a vote of a majority of the directors of the Corporation then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Corporation then in office; or

(d)  the Corporation adopts a plan of liquidation or dissolution.

“Change of Control Purchase Date” shall have the meaning assigned to it in Section 11(a) hereof.

“Charter” shall have the meaning assigned to it in the preamble to this Certificate.

“Closing Sale Price” of the shares of Common Stock or other Capital Stock or similar equity interests on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which shares of Common Stock or such other Capital Stock or similar equity interests are traded or, if the shares of Common Stock or such other capital stock or similar equity interests are not listed on a United States national or regional securities exchange, as reported by Nasdaq or by the National Quotation Bureau Incorporated.  In the absence of such quotations, the Board of Directors of the Corporation shall be entitled to determine the Closing Sale Price on the basis it considers appropriate, which determination shall be conclusive.  The Closing Sale Price shall be determined without reference to any extended or after hours trading.

“Common Stock” means any stock of any class of the Corporation that has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and that is not subject to redemption by the Corporation.  Subject to the provisions of Section 9, however, shares issuable on conversion of the Series I Preferred Stock shall include only shares of the class designated as “Common Stock” (which, for the avoidance of doubt, shall not include shares of the classes designated as “Class B Common Stock” or “Class C Common Stock”) of the Corporation in the Charter at the date of this Certificate or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Conversion Agent” shall have the meaning assigned to it in Section 17(a) hereof.

“Conversion Price” per share of Series I Preferred Stock means, on any date, the Liquidation Preference divided by the Conversion Rate in effect on such date.

“Conversion Rate” per share of Series I Preferred Stock means 0.783 of a share of Common Stock, subject to adjustment pursuant to Section 8 hereof.

“Corporation” shall have the meaning assigned to it in the preamble to this Certificate, and shall include any successor to such Corporation.

“Current Market Price” means the average of the daily Closing Sale Prices per share of Common Stock for the ten consecutive Trading Days ending on the earlier of such date of determination and the day before the ex-date with respect to the issuance, distribution, subdivision or combination requiring such computation immediately prior to the date in question.  For purpose of this paragraph, the term “ex-date,” (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective.

“Depositary” means DTC or its successor depositary.

“Distributed Property” shall have the meaning assigned to it in Section 8(d) hereof.

“Dividend Payment Date” means February 28, May 31, August 31 and November 30 of each year, commencing November 30, 2004, or if any such date is not a Business Day, on the next succeeding Business Day.

“Dividend Period” means the period beginning on, and including, a Dividend Payment Date and ending on, and excluding, the immediately succeeding Dividend Payment Date.

“DTC” means The Depository Trust Company, New York, New York.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the amount which a willing buyer would pay a willing seller in an arm’s-length transaction.

“Global Preferred Shares” shall have the meaning assigned to it in Section 16(a) hereof.

“Global Shares Legend” shall have the meaning assigned to it in Section 16(a) hereof.

“Junior Stock” shall have the meaning assigned to it in Section 3(a) hereof.

“Liquidation Preference” shall have the meaning assigned to it in Section 5(a) hereof.

“Officer” means the Chairman or Co-Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation.

“Outstanding” means, when used with respect to Series I Preferred Stock, as of any date of determination, all shares of Series I Preferred Stock outstanding as of such date; provided, however, that, if such Series I Preferred Stock is to be redeemed, notice of such redemption has been duly given pursuant to this Certificate and the Paying Agent holds, in accordance with this Certificate, money sufficient to pay the Redemption Price for the shares of Series I Preferred Stock to be redeemed, then immediately after such Redemption Date such shares of Series I Preferred Stock shall cease to be Outstanding; provided further that, in determining whether the holders of Series I Preferred Stock have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder, Series I Preferred Stock owned by the Corporation or its Affiliates shall be deemed not to be Outstanding, except that, in determining whether the Registrar shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Series I Preferred Stock which the Registrar has actual knowledge of being so owned shall be deemed not to be Outstanding.

“Parity Stock” shall have the meaning assigned to it in Section 3(b) hereof.

“Paying Agent” shall have the meaning assigned to it in Section 17(a) hereof.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” shall have the meaning assigned to it in the preamble to this Certificate.

“Purchase Price” means an amount equal to 100% of the Liquidation Preference per share of Series I Preferred Stock being purchased, plus an amount equal to any accumulated and unpaid dividends, if any (whether or not declared), thereon to, but excluding, the Change of Control Purchase Date; provided that if a Change of Control Purchase Date falls after a Record Date and on or prior to the corresponding Dividend Payment Date, the Purchase Price will only be an amount equal to the Liquidation Preference per share of Series I Preferred Stock being purchased and will not include any amount in respect of dividends declared and payable on such corresponding Dividend Payment Date.

“Record Date” means (i) not more than 60 days and not less than 10 days preceding the applicable Dividend Payment Date, as shall be fixed by the Board of Directors and (ii) solely for the purpose of adjustments to the Conversion Rate pursuant to Section 8, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Redemption Date” means a date that is fixed for redemption of the Series I Preferred Stock by the Corporation in accordance with Section 6 hereof.

“Redemption Price” means an amount equal to 100% of the Liquidation Preference per share of Series I Preferred Stock being redeemed, plus an amount equal to all accumulated and unpaid dividends, if any (whether or not declared), thereon to, but excluding, the Redemption

Date; provided that if the Redemption Date shall occur after a Record Date and before the related Dividend Payment Date, the Redemption Price shall be only an amount equal to the Liquidation Preference per share of Series I Preferred Stock being redeemed and will not include any amount in respect of dividends declared and payable on such corresponding Dividend Payment Date.

“Registrar” shall have the meaning assigned to it in Section 14 hereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Stock” shall have the meaning assigned to it in Section 3(c) hereof.

“Series I Preferred Stock” shall have the meaning assigned to it in Section 1 hereof.

“Series I Preferred Stock Director” shall have the meaning assigned to it in Section 12(c) hereof.

“Trading Day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on Nasdaq or, if the Common Stock is not quoted on Nasdaq, on the principal other market on which the Common Stock is then traded.

“Transfer Agent” shall have the meaning assigned to it in Section 14 hereof.

Section 3.  Rank.  The Series I Preferred Stock shall, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank:

(a)  senior to the Common Stock, the Class B Common Stock and the Class C Common Stock and any other class or series of Capital Stock of the Corporation, the terms of which expressly provide that such class or series ranks junior to the Series I Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively, together with any warrants, rights, calls or options exercisable for or convertible into such Capital Stock, the “Junior Stock”);

(b)  on a parity with the 6.50% Series A Convertible Preferred Stock, 6.50% Series B Convertible Preferred Stock, 6.50% Series A Excess Preferred Stock, 6.50% Series B Excess Preferred Stock, 7% Series C Cumulative Convertible Preferred Stock, 8% Series D Cumulative Redeemable Preferred Stock, 8% Series E Cumulative Redeemable Preferred Stock, 8¾% Series F Cumulative Redeemable Preferred Stock, 7.89% Series G Cumulative Step-Up Premium Rate Preferred Stock, Series H Variable Rate Preferred Stock, 8 3/8% Series J Cumulative Redeemable Preferred Stock, and any other class or series of Capital Stock of the Corporation which are not by their terms Junior Stock or Senior Stock (collectively, together with any warrants, rights, calls or options exercisable for or convertible into such Capital Stock, the “Parity Stock”); and

(c)  junior to each class or series of Capital Stock of the Corporation, the terms of which expressly provide that such class or series ranks Senior to the Series I Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation

(collectively, together with any warrants, rights, calls or options exercisable for or convertible into such Capital Stock, the “Senior Stock”).

Section 4.  Dividends.

(a)  Holders of Series I Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cash dividends on each share of Series I Preferred Stock at the annual rate of 6% of the Liquidation Preference per share.  Such dividends shall be payable in arrears in equal amounts quarterly on each Dividend Payment Date, beginning November 30, 2004, in preference to and in priority over dividends on any Junior Stock but subject to the rights of any holders of Senior Stock or Parity Stock.

(b)  Dividends shall be cumulative from the initial date of issuance or the last Dividend Payment Date for which accumulated dividends were paid, whichever is later, whether or not funds of the Corporation are legally available for the payment of such dividends.  Each such dividend shall be payable to the holders of record of shares of the Series I Preferred Stock, as they appear on the Corporation’s stock register at the close of business on a Record Date.  Accumulated and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not more than 60 days preceding the payment date thereof, as may be fixed by the Board of Directors.

(c)  Accumulated and unpaid dividends for any past Dividend Period (whether or not declared) shall cumulate at the annual rate of 6% and shall be payable in the manner set forth in this Section 4.

(d)  The amount of dividends payable for each full Dividend Period for the Series I Preferred Stock shall be computed by dividing the annual dividend rate by four.  The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series I Preferred Stock shall be computed on the basis of 30-day months and a 12-month year.  Holders of Series I Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series I Preferred Stock.

(e)  No dividend shall be declared or paid, or funds set apart for the payment of any dividend or other distribution, whether in cash, obligations or shares of Capital Stock of the Corporation or other property, directly or indirectly, upon any shares of Junior Stock or Parity Stock, nor shall any shares of Junior Stock or Parity Stock be redeemed, repurchased or otherwise acquired for consideration by the Corporation through a sinking fund or otherwise, unless all accumulated and unpaid dividends (whether or not declared), if any, through the most recent Dividend Payment Date (whether or not there are funds of the Corporation legally available for the payment of dividends) on the shares of Series I Preferred Stock and any Parity Stock have been paid in full or set apart for payment;  provided, however,  that, notwithstanding any provisions of this Section 4(e) to the contrary, the Corporation may redeem, repurchase or otherwise acquire for consideration Series I Preferred Stock and Parity Stock pursuant to a purchase or exchange offer made on the same terms to all holders of such Series I Preferred Stock and Parity Stock.  When dividends are not paid in full, as aforesaid, upon the shares of Series I Preferred Stock, all dividends declared on the Series I Preferred Stock and any other Parity Stock shall be paid either (A) pro rata so that the amount of dividends so declared on the shares of Series I Preferred Stock and each such other class or series of Parity Stock shall in all cases bear to each other the same ratio as accumulated dividends on the shares of Series I Preferred Stock and such class or series of Parity Stock bear to each other or (B) on another basis that is at least as favorable to the holders of the Series I Preferred Stock entitled to receive such dividends.

Section 5.  Liquidation Preference.

(a)  In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the Corporation’s assets (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock, holders of Series I Preferred Stock shall be entitled to receive $50.00 per share of Series I Preferred Stock (the “Liquidation Preference”) plus an amount equal to all dividends (whether or not declared) accumulated and unpaid thereon to the date of final distribution to such holders, but shall not be entitled to any further payment or other participation in any distribution of the assets of the Corporation.  If, upon any liquidation, dissolution or winding-up of the Corporation, the Corporation’s assets, or proceeds thereof, distributable among the holders of Series I Preferred Stock are insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of the Series I Preferred Stock and any other Parity Stock ratably in proportion to the respective amounts that would be payable on such shares of Series I Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full.

(b)  Neither the voluntary sale, conveyance, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all of the Corporation’s property or assets, nor the consolidation, merger or amalgamation of the Corporation with or into any corporation or the consolidation, merger or amalgamation of any corporation with or into the Corporation shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

(c)  After payment has been made in full to the holders of the Series I Preferred Stock, as provided in this Section 5, holders of Series I Preferred Stock shall have no right or claim to any remaining assets of the Corporation.

Section 6.  Optional Redemption of the Series I Preferred Stock.  Shares of Series I Preferred Stock shall be redeemable by the Corporation in accordance with this Section 6.

(a)  The Corporation may not redeem any shares of Series I Preferred Stock before October 14, 2009.  On or after October 14, 2009, the Corporation shall have the option to redeem, subject to Section 6(j) hereof, for cash only (i) some or all the shares of Series I Preferred Stock at the Redemption Price, but only if the Closing Sale Price of the Common Stock for 20 Trading Days within a period of 30 consecutive Trading Days ending on the Trading Day prior to the date the Corporation gives notice of such redemption pursuant to this Section 6 exceeds 130% of the Conversion Price in effect on each such Trading Day and (ii) all the Outstanding shares of Series I Preferred Stock at the Redemption Price, but only if, on any Dividend Payment Date, the total number of Outstanding shares of Series I Preferred Stock is less than 15% of the total number of Outstanding shares of Series I Preferred Stock on October 14, 2004.

(b)  In the event the Corporation elects to redeem shares of Series I Preferred Stock, the Corporation shall:

(i)  send a written notice to the Registrar and Transfer Agent of the Redemption Date, stating the number of shares to be redeemed and the Redemption Price, at least 35 days before the Redemption Date (unless a shorter period shall be satisfactory to the Registrar and Transfer Agent);

(ii)  send a written notice by first class mail to each holder of record of the Series I Preferred Stock at such holder’s registered address, not fewer than 20 nor more than 90 days prior to the Redemption Date, stating:

(A)  the Redemption Date;

(B)  the Redemption Price;

(C)  the Conversion Price and the Conversion Rate;

(D)  the name and address of the Paying Agent and Conversion Agent;

(E)  that shares of Series I Preferred Stock called for redemption may be converted at any time before 5:00 p.m., New York City time on the second Business Day immediately preceding the Redemption Date;

(F)  that holders who want to convert shares of the Series I Preferred Stock must satisfy the requirements set forth in Section 7 of this Certificate;

(G)  that shares of the Series I Preferred Stock called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(H)  if fewer than all the Outstanding shares of the Series I Preferred Stock are to be redeemed by the Corporation, the number of shares to be redeemed;

(I)  that, unless the Corporation defaults in making payment of such Redemption Price, dividends in respect of the shares of Series I Preferred Stock called for redemption will cease to accumulate on and after the Redemption Date;

(J)  the CUSIP number of the Series I Preferred Stock; and

(K)  any other information the Corporation wishes to present; and

(iii)  (A) issue a press release containing such information and (B) publish such information on the Corporation’s web site on the World Wide Web.

(c)  If the Corporation gives notice of redemption, then, by 12:00 p.m., New York City time, on the Redemption Date, to the extent sufficient funds are legally available, the Corporation shall, with respect to:

(i)  shares of the Series I Preferred Stock held by DTC or its nominees, deposit or cause to be deposited, irrevocably with DTC, cash sufficient to pay the Redemption Price and shall give DTC irrevocable instructions and authority to pay the Redemption Price to holders of such shares of the Series I Preferred Stock; and

(ii)  shares of the Series I Preferred Stock held in certificated form, deposit or cause to be deposited, irrevocably with the Paying Agent, cash sufficient to pay the Redemption Price and shall give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to holders of such shares of the Series I Preferred Stock upon surrender of their certificates evidencing their shares of the Series I Preferred Stock.

(d)  If on the Redemption Date, DTC and/or the Paying Agent holds or hold money sufficient to pay the Redemption Price for the shares of Series I Preferred Stock delivered for redemption as set forth herein, dividends shall cease to accumulate as of the Redemption Date on those shares of the Series I Preferred Stock called for redemption and all rights of holders of such shares shall terminate, except for the right to receive the Redemption Price pursuant to this Section 6.

(e)  Payment of the Redemption Price for shares of the Series I Preferred Stock is conditioned upon book-entry transfer or physical delivery of certificates representing the Series I Preferred Stock, together with necessary endorsements, to the Paying Agent at any time after delivery of the notice of redemption.

(f)  Payment of the Redemption Price for shares of the Series I Preferred Stock will be made (1) on the Redemption Date, if book-entry transfer or physical delivery of the Series I Preferred Stock has been made by or on the Redemption Date, or (2) if book-entry transfer or physical delivery of the Series I Preferred Stock has not been made by or on the Redemption Date, at the time of such transfer or delivery.  If any shares of Series I Preferred Stock selected for partial redemption are submitted for conversion in part after such selection, such shares submitted for conversion shall be deemed (so far as may be possible) to be a portion of the shares selected for redemption.

(g)  If the Redemption Date falls after a Record Date and before the related Dividend Payment Date, holders of the shares of Series I Preferred Stock at the close of business on that Record Date shall be entitled to receive the dividend payable on those shares on the corresponding Dividend Payment Date.

(h)  If fewer than all the Outstanding shares of Series I Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected by lot, on a pro rata basis (with any fractional shares being rounded to the nearest whole share), or by any other method as may be determined by the Board of Directors to be fair and appropriate.

(i)  Upon surrender of a certificate or certificates representing shares of the Series I Preferred Stock that is or are redeemed in part, the Corporation shall execute, and the Transfer Agent shall authenticate and deliver to the holder, a new certificate or certificates representing shares of the Series I Preferred Stock in an amount equal to the unredeemed portion of the shares of Series I Preferred Stock surrendered for partial redemption.

(j)  Notwithstanding the foregoing provisions of this Section 6, unless full cumulative dividends (whether or not declared) on all Outstanding shares of Series I Preferred Stock and Parity Stock have been paid or set apart for payment for all Dividend Periods terminating on or before the Redemption Date, none of the shares of Series I Preferred Stock shall be redeemed, and no sum shall be set aside for such redemption, unless pursuant to a purchase or exchange offer made on the same terms to all holders of Series I Preferred Stock and any Parity Stock.

Section 7.  Conversion.

(a)  Right to Convert.  Each share of Series I Preferred Stock shall be convertible, only on or after the occurrence of the conversion triggering events described in Section 7(b), into a number of fully paid and non-assessable shares of Common Stock equal to the Conversion Rate in effect at such time.  Notwithstanding the foregoing, if any shares of Series I Preferred Stock are to be redeemed pursuant to Section 6, such conversion right shall cease and terminate, as to the shares of the Series I Preferred Stock to be redeemed, at 5:00 p.m., New York City time, two Business Days immediately preceding the Redemption Date, unless the Corporation shall default in the payment of the Redemption Price therefor, as provided herein.

(b)  A holder may surrender shares of Series I Preferred Stock for conversion into shares of Common Stock:

(i)  if called for redemption pursuant to Section 6 hereof;

(ii)  if the Corporation is a party to a Change of Control, in which case each share of Series I Preferred Stock may be surrendered for conversion at any time from and after the date that is 15 days prior to the anticipated effective date of the Change of Control until 15 days after the actual date of such Change of Control and, at such effective date, the right to convert the Series I Preferred Stock into shares of Common Stock shall be changed into a right to convert such Series I Preferred Stock into the kind and amount of cash, securities or other property of the Corporation or another Person that the holder would have received if the holder had converted such Series I Preferred Stock immediately prior to the transaction; or

(iii)  during any fiscal quarter after the fiscal quarter ending December 31, 2004 (and only during such fiscal quarter) if the Closing Sale Price of Common Stock for at least 20 Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter is more than 125% of the Conversion Price on such Trading Day.  If this Closing Sale Price condition is not satisfied at the end of any fiscal quarter, then conversion pursuant to this Section 7(b)(iii) will not be permitted in the following fiscal quarter.  The Company shall determine for each Trading Day during the 30 consecutive Trading Day period specified in this Section 7(b)(iii) whether the Closing Sale Price exceeds 125% of the Conversion Price and whether the Series I Preferred Stock shall be convertible as a result of the occurrence of the event set forth in this Section 7(b)(iii).  Upon determination that holders of Series I Preferred Stock are or will be entitled to convert their Preferred Stock into Common Stock in accordance with the provisions of Section 7(b)(iii), the Company will mail a written notice to the holders thereof and issue a press release within five Business Days thereafter and publish such information on its website on the World Wide Web.

(c)  Conversion Procedures.  Conversion of shares of the Series I Preferred Stock may be effected by any holder thereof upon the surrender to the Corporation, at the principal office of the Corporation or at the office of the Conversion Agent as may be designated by the Board of Directors, of the certificate or certificates for such shares of the Series I Preferred Stock to be converted accompanied by a complete and manually signed Notice of Conversion (as set forth in the form of Series I Preferred Stock certificate attached hereto) along with (A) appropriate endorsements and transfer documents as required by the Registrar or Conversion Agent and (B) if required pursuant to Section 7(d), funds equal to the dividend payable on the next Dividend Payment Date.  In case such Notice of Conversion shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names (or proof that no such taxes are payable).  Other than such taxes, the Corporation shall pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of the Series I Preferred Stock pursuant hereto.  The conversion of the Series I Preferred Stock will be deemed to have been made as of the close of business on the date (the “Conversion Date”) such certificate or certificates have been surrendered and such Notice of Conversion received and all required transfer taxes, if any, paid (or the demonstration to the satisfaction of the Corporation that such taxes have been paid).  Promptly (but no later than five Business Days) following the Conversion Date, the Corporation shall deliver or cause to be delivered (1) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of the Series I Preferred Stock being converted (or such holder’s transferee) shall be entitled, free and clear of all liens and encumbrances, and (2) if less than the full number of shares of the Series I Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted.  As of the close of business on the Conversion Date, the rights of the holder of the Series I Preferred Stock as to the shares being converted shall cease except for the right to receive shares of Common Stock and the Person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.  Anything herein to the contrary notwithstanding, in the case of Global Preferred Shares, Notices of Conversion may be delivered to, and shares of the Series I Preferred Stock representing beneficial interests in respect of such Global Preferred Shares may be surrendered for conversion in accordance with the applicable procedures of, the Depositary as in effect from time to time.

(d)  Dividend and Other Payments Upon Conversion.  If a holder of shares of Series I Preferred Stock exercises conversion rights, such shares will cease to accumulate dividends as of the end of the day immediately preceding the Conversion Date.  On conversion of the Series I Preferred Stock, except for conversion during the period from the close of business on any Record Date corresponding to a Dividend Payment Date to the close of business on the Business Day immediately preceding such Dividend Payment Date, in which case the holder on such Dividend Record Date shall receive the dividends payable on such Dividend Payment Date, accumulated and unpaid dividends on the converted shares of Series I Preferred Stock shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Series I Preferred Stock being converted pursuant to the provisions hereof.  Shares of the Series I Preferred Stock surrendered for conversion after the close of business on any Record Date for the payment of dividends declared and before the opening of business on the Dividend Payment Date corresponding to that Record Date must be accompanied by a payment to the Corporation in cash of an amount equal to the dividend payable in respect of those shares on such Dividend Payment Date;  provided  that a holder of shares of the Series I Preferred Stock on a Record Date who converts such shares into shares of Common Stock on the corresponding Dividend Payment Date shall be entitled to receive the dividend payable on such shares of the Series I Preferred Stock on such Dividend Payment Date, and such holder need not include payment to the Corporation of the amount of such dividend upon surrender of shares of the Series I Preferred Stock for conversion.  Notwithstanding the foregoing, if shares of the Series I Preferred Stock are converted during the period between the close of business on any Record Date and the opening of business on the corresponding Dividend Payment Date and the Corporation has called such shares of the Series I Preferred Stock for redemption during such period, or the Corporation has designated a Change of Control Purchase Date during such period, then, in each case, the holder who tenders such shares for conversion shall receive the dividend payable on such Dividend Payment Date and need not include payment of the amount of such dividend upon surrender of shares of the Series I Preferred Stock for conversion.

(e)  Fractional Shares.  In connection with the conversion of any shares of the Series I Preferred Stock, no fractions of shares of Common Stock shall be issued, but the Corporation shall pay a cash adjustment in respect of any fractional interest in an amount equal to the fractional interest multiplied by the Closing Sale Price of the Common Stock on the Conversion Date, rounded to the nearest whole cent.

(f)  Total Shares.  If more than one share of the Series I Preferred Stock shall be surrendered for conversion by the same holder at the same time, the number of full shares of Common Stock issuable on conversion of those shares shall be computed on the basis of the total number of shares of the Series I Preferred Stock so surrendered.

(g)  Reservation of Shares; Compliance with Governmental Requirements; Listing of Common Stock; Shares to be Fully Paid.   The Corporation shall:

(i)  at all times reserve and keep available, free from preemptive rights, for issuance upon the conversion of shares of the Series I Preferred Stock such number of its authorized but unissued shares of Common Stock as shall from time to time be sufficient to permit the conversion of all Outstanding shares of the Series I Preferred Stock;

(ii)  prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series I Preferred Stock, comply with all applicable federal and state laws and regulations that require action to be taken by the Corporation in connection with such delivery;

(iii)  use its commercially reasonable best efforts to ensure that all shares of Common Stock delivered upon conversion of the Series I Preferred Stock will, upon delivery, be listed on the New York Stock Exchange (or such other national exchange, if any, on which the Common Stock is then listed); and

(iv)  ensure that all shares of Common Stock delivered upon conversion of the Series I

Preferred Stock will, upon delivery, be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

Section 8.  Conversion Rate Adjustments.  The Conversion Rate shall be adjusted from time to time by the Corporation in accordance with the provisions of this Section 8.

(a)  If the Corporation shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate in effect at the opening of business on the date following the Record Date shall be increased by multiplying such Conversion Rate by a fraction,

(i)  the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on such Record Date and the total number of shares of Common Stock constituting such dividend or other distribution; and

(ii)  the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on such Record Date.

Such increase shall become effective immediately after the opening of business on the day following such Record Date.  If any dividend or distribution of the type described in this Section 8(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)  If the Corporation shall issue rights, options or warrants to all holders of any class of Common Stock entitling them (for a period expiring within forty-five (45) days after the Record Date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price on the Record Date, other than issuances that are subject to certain triggering events (until such time as such triggering events occur), the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such Record Date by a fraction,

(i)  the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on such Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible); and

(ii)  the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on such Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price.

Such adjustment shall become effective immediately after the opening of business on the day following such Record Date.  In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the

Corporation for such rights, options or warrants and any amount payable on exercise or conversion thereof; the Fair Market Value of such consideration, if other than cash, to be determined by the Board of Directors, whose determination shall be conclusive.

(c)  If the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in the event outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced; such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(d)  If the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of Capital Stock of the Corporation (other than any dividends or distributions to which Section 8(a) applies) or evidences of its indebtedness or assets (including securities, but excluding (i) any rights or warrants referred to in Section 8(b) or (ii) any dividend or distribution (x) paid exclusively in cash or (y) referred to in Section 8(a)) (any of the foregoing hereinafter referred to in this Section 8(d) as the “Distributed Property”), then, in each such case, the Conversion Rate shall be adjusted so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

(i)  the numerator of which shall be the Current Market Price on such Record Date; and

(ii)  the denominator of which shall be the Current Market Price on such Record Date less the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on such Record Date of the portion of the Distributed Property applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on such Record Date).

Such adjustment shall become effective immediately prior to the opening of business on the day following such Record Date;  provided  that if the then Fair Market Value (as so determined by the Board of Directors) of the portion of the Distributed Property applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Series I Preferred Stock shall have the right to receive upon conversion the amount of Distributed Property such holder would have received had such holder converted each share of its Series I Preferred Stock on the Record Date.  To the extent that any of the Distributed Property is not distributed, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustment made been made on the basis of only the Distributed Property actually distributed.  If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.  If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 8(d) by reference to the trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable Record Date.

Rights or warrants distributed by the Corporation to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Corporation’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”):  (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 8(d) (and no adjustment to the Conversion Rate under this Section 8(d) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 8(d).  If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Certificate, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 8(d) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise thereof, the Conversion Rate shall be readjusted as if such expired or terminated rights and warrants had not been issued.

For purposes of Section 8(a), Section 8(b) and this Section 8(d), any dividend or distribution to which this Section 8(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights or warrants, as to which any Conversion Rate adjustment required by this Section 8(d) with respect to such dividend or distribution shall then be made, immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants, as to which any further Conversion Rate adjustment required by Sections 8(a) and 8(b) with respect to such dividend or distribution shall then be made, except any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on such Record Date” within the meaning of Sections 8(a) and 8(b).

(e)  If the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock cash, excluding (i) any dividend or distribution in connection with the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and (ii) any quarterly cash dividend on its Common Stock to the extent that the aggregate amount of cash distributions per share of Common Stock in any quarter does not exceed $0.65 (the “Dividend Threshold Amount”), then, in such case, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on such Record Date by a fraction,

(i)  the numerator of which shall be the Current Market Price on such Record Date less the Dividend Threshold Amount (as such Dividend Threshold Amount may be adjusted pursuant to this Section 8(e)); and

(ii)  the denominator of which shall be the Current Market Price on such Record Date less the amount of cash so distributed applicable to one share of Common Stock.

Such adjustment shall be effective immediately prior to the opening of business on the day following the Record Date; provided  that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Series I Preferred Stock shall have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each share of Series I Preferred Stock on the Record Date.  To the extent that such dividend or distribution is not made, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustment made been made on the basis of only the dividend or distribution actually made.  If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.  The Dividend Threshold Amount shall be adjusted inversely proportional to the adjustments to the Conversion Rate made pursuant to Sections 8(a), (b), (c) and (d) hereof.  Notwithstanding the foregoing, the Conversion Rate after giving effect to any adjustments under this Section 8(e) shall not exceed 0.9787 (as such number may be adjusted on a proportional basis of the Conversion Rate, other than any adjustment pursuant to this Section 8(e)).

(f)  The Corporation may make such increases in the Conversion Rate in addition to those required by this Section 8 as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.  To the extent permitted by applicable law, the Corporation from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days and the increase is irrevocable during the period and the Board of Directors determines in good faith that such increase would be in the best interest of the Corporation.  Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Corporation shall mail to each holder of the Series I Preferred Stock at the address of such holder as it appears in the stock register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(g)  No adjustment in the Conversion Rate (other than any adjustment pursuant to Section 8(e) above) shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Rate then in effect;  provided, however,  that any adjustments that by reason of this Section 8(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 8 shall be made by the Corporation and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be.  No adjustment need be made for rights to purchase Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest or, except as set forth in this Section 8, for any issuance of Common Stock or securities convertible, exercisable or exchangeable into Common Stock.  To the extent the Series I Preferred Stock becomes convertible into cash, assets, property or securities (other than Capital Stock of the Corporation), subject to Section 9, no adjustment need be made thereafter to the Conversion Rate.  Interest will not accrue on any cash into which the Series I Preferred Stock may be convertible.

(h)  Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall promptly file with the Conversion Agent an Officer’s certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a responsible officer of the Conversion Agent shall have received such Officer’s certificate, the Conversion Agent shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each holder of Series I Preferred Stock at its last address appearing in the stock register within twenty (20) days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(i)  For purposes of this Section 8, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation (but the issuance of shares held in treasury shall be deemed to be an issuance for purposes of this Section 8), unless such treasury shares participate in any distribution or dividend that requires an adjustment pursuant to this Section 8, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 9.  Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.

(a)  If any of (i) any reclassification (other than a change in par value, or from par value to no par value, or from no par value to par value, and other than a subdivision or combination to which Section 8(c) applies) of the outstanding shares of Common Stock, (ii) any consolidation, merger or combination of the Corporation with another Person, in each case as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Corporation to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then each share of Series I Preferred Stock shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Series I Preferred Stock immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purposes of this Section 9 the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).

(b)  The Corporation shall cause notice of the application of this Section 9 to be delivered to each holder of the Series I Preferred Stock at the address of such holder as it appears in the stock register within twenty (20) days after the occurrence of any of the events specified in Section 9(a) and shall issue a press release containing such information and publish such information on its web site on the World Wide Web.  Failure to deliver such notice shall not affect the legality or validity of any conversion right pursuant to this Section 9.

(c)  The above provisions of this Section 9 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances, and the provisions of Section 8 shall apply to any shares of Capital Stock received by the holders of Common Stock in any such reclassification, change, consolidation, merger, combination, sale or conveyance;  provided  that if this Section 9 applies to any event or occurrence, Section 8 shall not apply to such event or occurrence.

Section 10.  Rights Issued in Respect of Common Stock Issued Upon Conversion.  Each share of Common Stock issued upon conversion of the Series I Preferred Stock shall be entitled to receive the appropriate number of common stock or preferred stock purchase rights, as the case may be, if any, that shares of Common Stock are entitled to receive and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by the Corporation, as the same may be amended from time to time.

Section 11.  Change of Control.

(a)  Repurchase Right.  If there shall occur a Change of Control, shares of Series I Preferred Stock shall be purchased, subject to satisfaction by or on behalf of any holder of the requirements set forth in Section 11(c), by the Corporation at the option of the holders thereof as of the date specified by the Corporation (the “Change of Control Purchase Date”) that is not less than 30 calendar days nor more than 60 calendar days after the mailing of written notice of the Change of Control pursuant to Section 11(b) below.  The Purchase Price shall be paid in cash.

(b)  Notice to Holders.  As promptly as practicable thereafter but not later than 20 days after the occurrence of a Change of Control, the Corporation shall mail a written notice of the Change of Control to each holder, issue a press release containing such notice and publish such notice on its web site on the World Wide Web.  The Corporation shall also deliver a copy of the notice to the Transfer Agent.  The notice shall include the form of a Change of Control Purchase Notice (as defined in Section 11(c) below) to be completed by the holder and shall state:

(i)  the date of such Change of Control and, briefly, the events causing such Change of Control;

(ii)  the date by which the Change of Control Purchase Notice pursuant to this Section must be given;

(iii)  the Change of Control Purchase Date;

(iv)  the name and address of each Paying Agent and Conversion Agent;

(v)  the Conversion Rate and any adjustments thereto;

(vi)  that Series I Preferred Stock as to which a Change of Control Purchase Notice has been given may not thereafter be converted into Common Stock; and

(vii)  the procedures that the holder of Series I Preferred Stock must follow to exercise rights under this Section 11.

If any of the Series I Preferred Stock is in the form of Global Preferred Shares, then the Corporation shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the purchase of Global Preferred Shares.

(c)  Conditions to Purchase.

(i)  A holder of shares of Series I Preferred Stock may exercise its rights specified in Section 11(a) upon delivery of a written notice (which shall be in substantially the form included as Exhibit B to this Certificate and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Preferred Shares, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of the exercise of such rights (a “Change of Control Purchase Notice”) to the Transfer Agent at any time prior to the close of business on the Business Day immediately before the Change of Control Purchase Date.  The Transfer Agent shall promptly notify the Corporation of the receipt of any Change of Control Purchase Notice.

(ii)  The delivery of such shares of Series I Preferred Stock to be purchased by the Corporation to the Transfer Agent (together with all necessary endorsements) at the office of the Transfer Agent, or the book-entry transfer of such shares, shall be a condition to the receipt by the holder of the Purchase Price.

(iii)  Any purchase by the Corporation contemplated pursuant to the provisions of this Section 11(c) shall be consummated by the delivery of the consideration to be received by the holder promptly following the later of the Change of Control Purchase Date and the time of delivery of such shares of Series I Preferred Stock to the Transfer Agent in accordance with this Section 11(c).

(d)  Global Preferred Shares.  Anything herein to the contrary notwithstanding, in the case of Global Preferred Shares, any Change of Control Purchase Notice may be delivered, and the shares of Series I Preferred Stock in respect of such Global Preferred Shares may be surrendered or delivered for purchase, in accordance with the applicable procedures of the Depositary as in effect from time to time.

(e)  Effect of Change of Control Purchase Notice.  Upon receipt by the Transfer Agent of the Change of Control Purchase Notice, the holder of the shares of Series I Preferred Stock in respect of which such Change of Control Purchase Notice was given shall thereafter be entitled to receive the Purchase Price with respect to such shares of Series I Preferred Stock, subject to 11(c) hereof.  Such Purchase Price shall be paid to such holder promptly on the later of (a) the Change of Control Purchase Date with respect to such shares of Series I Preferred Stock or (b) the time of delivery of such shares of Series I Preferred Stock to the Transfer Agent by the holder thereof in the manner required by this Section 11.  Shares of Series I Preferred Stock in respect of which a Change of Control Purchase Notice has been given by the holder thereof may not be converted into Common Stock on or after the date of the delivery of such Change of Control Purchase Notice

(f)  Deposit of Purchase Price.  Prior to 11:00 a.m. (New York City time) on the Change of Control Purchase Date, the Corporation shall deposit with the Paying Agent an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Purchase Price of all shares of Series I Preferred Stock or portions thereof which are to be purchased as of the Change of Control Purchase Date.  The manner in which the deposit required by this Section 11(f) is made by the Corporation shall be at the option of the Corporation,  provided,  however, that such deposit shall be made in a manner such that the Paying Agent shall have immediately available funds on the Change of Control Purchase Date.  If the Paying Agent holds, on the Business Day following the Change of Control Purchase Date, cash sufficient to pay the Purchase Price of any shares of Series I Preferred Stock for which a Change of Control Purchase Notice has been tendered then, immediately after such Change of Control Purchase Date, such shares of Series I Preferred Stock will cease to be Outstanding, dividends will cease to accrue and all other rights of the holder in respect thereof shall terminate (other than the right to receive the Purchase Price as aforesaid).

(g)  Series I Preferred Stock Purchased in Part.  Upon surrender of a certificate or certificates representing shares of the Series I Preferred Stock that is or are purchased in part, the Corporation shall execute, and the Transfer Agent shall authenticate and deliver to the holder, a new certificate or certificates representing shares of the Series I Preferred Stock in an amount equal to the unpurchased portion of the shares of Series I Preferred Stock surrendered for partial purchase.

(h)  Repayment to the Corporation.  The Paying Agent shall return to the Corporation any cash that remains unclaimed for two years, subject to applicable unclaimed property law, together with interest, if any, thereon held by the Paying Agent for the payment of the Change of Control Purchase Price;  provided,  however, that to the extent that the aggregate amount of cash deposited by the Corporation pursuant to this Section 11 exceeds the aggregate Purchase Price of the Series I Preferred Stock or portions thereof which the Corporation is obligated to purchase as of the Change of Control Purchase Date, then on the Business Day following the Change of Control Purchase Date, the Paying Agent shall return any such excess to the Corporation.  Thereafter, any holder entitled to payment must look to the Corporation for payment as general creditors, unless an applicable abandoned property law designates another Person.

(i)  The Corporation shall comply with any applicable provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act (including, without limitation, any filing on Schedule TO or any other schedule) to the extent then applicable in connection with the repurchase rights of the holders of the Series I Preferred Stock pursuant to this Section 11.

Section 12.  Voting Rights.

(a)  The holders of record of shares of the Series I Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 12, as otherwise provided in the Charter, or as otherwise provided by law.

(b)  The affirmative vote of holders of at least two-thirds of the outstanding shares of the Series I Preferred Stock, voting as a single class in person or by proxy, at an annual meeting of the Corporation’s stockholders or at a special meeting called for the purpose, or by written consent in lieu of such a meeting, shall be required to alter, repeal or amend any provisions of the Charter or this Certificate, whether by merger, consolidation, combination, reclassification or otherwise (an “Event”), if the amendment would materially and adversely affect the rights, powers, or preferences of the holders of Series I Preferred Stock;  provided, however,  that (i) an Event will not be deemed to materially and adversely affect such rights, powers or preferences, in each such case, where each share of Series I Preferred Stock remains outstanding without a material change to its terms and rights or is converted into or exchanged for preferred stock of the surviving entity having preferences, conversion and other rights, privileges, voting powers, restrictions, limitations and terms or conditions of redemption thereof identical to that of a share of Series I Preferred Stock, (ii) any increase in the amount of the authorized Common Stock or currently authorized Parity Stock or the creation and issuance of any class or series of Common Stock, other Junior Stock or Parity Stock will not be deemed to materially and adversely affect such rights, powers or preferences; and (iii) the creation of, or increase in the authorized number of, shares of any class or series of Senior Stock shall be deemed to materially and adversely affect such rights, powers and preferences.

(c)  If at any time (1) dividends on any shares of Series I Preferred Stock or any other class or series of Parity Stock having like voting rights shall be in arrears for Dividend Periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters or (2) the Corporation shall have failed to pay the Redemption Price when due or the Purchase Price when due, then, in each case, the holders of shares of Series I Preferred Stock (voting separately as a class with all other series of Preferred Stock upon which like voting rights have been conferred and are exercisable) will be entitled to elect two of the authorized number of the Corporation’s directors (each, a “Series I Preferred Stock Director”) at the next annual meeting of stockholders (or at a special meeting of the Corporation’s stockholders called for such purpose, whichever is earlier) and each subsequent meeting until the Redemption Price, Purchase Price or all dividends accumulated on the Series I Preferred Stock have been fully paid or set aside for payment.  Each Series I Preferred Stock Director shall be in addition to the number of directors constituting the Board of Directors immediately prior to the vesting of such right, and the Board of Directors shall take all necessary action to so expand the Board of Directors and cause the election of each Series I Preferred Stock Director.  The term of office of such Series I Preferred Stock Directors will terminate immediately upon the termination of the right of the holders of Series I Preferred Stock and such other Preferred Stock to vote for directors.  Each holder of shares of the Series I Preferred Stock will have one vote for each share of Series I Preferred Stock held.  At any time after voting power to elect directors shall have become vested and be continuing in the holders of the Series I Preferred Stock pursuant to this Section 12(c), or if a vacancy shall exist in the office of any Series I Preferred Stock Director, the Board of Directors may, and upon written request of the holders of record of at least 25% of the Outstanding Series I Preferred Stock addressed to the Chairman of the Board of Directors shall, call a special meeting of the holders of the Series I Preferred Stock (voting separately as a class with all other series of Preferred Stock upon which like voting rights have been conferred and are exercisable) for the purpose of electing the Series I Preferred Stock Director that such holders are entitled to elect.  At any meeting held for the purpose of electing a Series I Preferred Stock Director, the presence in person or by proxy of the holders of at least a majority of the Outstanding Series I Preferred Stock shall be required to constitute a quorum of such Series I Preferred Stock.  At any time after voting power to elect directors shall have become vested and be continuing in the holders of the Series I Preferred Stock pursuant to this Section 12(c), any vacancy occurring in the office of a Series I Preferred Stock Director may be filled by the remaining Series I Preferred Stock Director unless and until such vacancy shall be filled by the holders of the Series I Preferred Stock and all other Preferred Stock having like voting rights, as provided above.  The Series I Preferred Stock Directors shall agree, prior to their election to office, to resign upon any termination of the right of the holders of Series I Preferred Stock and other Preferred Stock having like voting rights to vote as a class for Series I Preferred Stock Directors as herein provided, and upon such termination, the Series I Preferred Stock Directors then in office shall forthwith resign.

Section 13.  Restrictions On Ownership.  The shares of Series I Preferred Stock shall be subject to the restrictions on transfer set forth in Article Ninth of the Charter of the Corporation.  Any transfer or attempted transfer in violation of the provisions of this Section 13 shall be null and void.

Section 14.  Transfer Agent and Registrar.  The duly appointed Transfer Agent (the “Transfer Agent”) and Registrar (the “Registrar”) for the Series I Preferred Stock shall be Mellon Investor Services LLC.  The Corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Corporation and the Transfer Agent;  provided  that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.

Section 15.  Currency.  All shares of Series I Preferred Stock shall be denominated in U.S. currency, and all payments and distributions thereon or with respect thereto shall be made in U.S. currency.  All references herein to “$” or “dollars” refer to U.S. currency.

Section 16.  Form.  The Series I Preferred Stock may be issued in the form of one or more permanent global shares of Series I Preferred Stock (each, a “Global Preferred Share”) in definitive, fully registered form with the global legend (the “Global Shares Legend”) as set forth on the form of Series I Preferred Stock certificate attached hereto as Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate, in book-entry form maintained by the Registrar or as certificated shares of Series I Preferred Stock in registered form.  Any Global Preferred Shares may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation).  Any Global Preferred Shares, if issued, shall be deposited on behalf of the holders of the Series I Preferred Stock represented thereby with the Registrar, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Corporation and countersigned and registered by the Registrar as hereinafter provided.  The aggregate number of shares represented by any Global Preferred Share may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided.  This Section and Exhibit A shall apply only to a Global Preferred Share deposited with or on behalf of the Depositary.  To the extent any Series I Preferred Stock is issued in the form of one or more Global Preferred Shares, the Corporation shall execute and the Registrar shall, in accordance with this Section 16, countersign and deliver initially one or more Global Preferred Shares that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar.  Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Certificate, with respect to any Global Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary, or under such Global Preferred Share, and the Depositary may be treated by the Corporation, the Registrar and any agent of the Corporation or the Registrar as the absolute owner of such Global Preferred Share for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Share.  Owners of beneficial interests in Global Preferred Shares, if any, shall not be entitled to receive physical delivery of certificated shares of Series I Preferred Stock, unless (x) DTC is unwilling or unable to continue as Depositary for the Global Preferred Shares and the Corporation does not appoint a qualified replacement for DTC within 90 days, (y) DTC ceases to be a “clearing agency” registered under the Exchange Act or (z) the Corporation decides to discontinue the use of book-entry transfer through DTC (or any successor Depositary).  In any such case, any Global Preferred Shares shall be exchanged in whole for certificated shares of Series I Preferred Stock in registered form, with the same terms and of an equal aggregate Liquidation Preference.  Certificated shares of Series I Preferred Stock so issued shall be registered in the name or names of the Person or Persons specified by DTC in a written instrument to the Registrar.

(i)  An Officer shall sign any Global Preferred Shares for the Corporation, in accordance with the Corporation’s bylaws and applicable law, by manual or facsimile signature.

(ii)  If an Officer whose signature is on a Global Preferred Share no longer holds that office at the time the Transfer Agent authenticates such Global Preferred Share, such Global Preferred Share shall be valid nevertheless.

(iii)  A Global Preferred Share shall not be valid until an authorized signatory of the Transfer Agent manually countersigns such Global Preferred Share.  The signature shall be conclusive evidence that such Global Preferred Share has been authenticated under this Certificate.  Each Global Preferred Share shall be dated the date of its authentication.

Section 17.  Paying Agent and Conversion Agent.

(a)  The Corporation shall maintain in the Borough of Manhattan, City of New York, State of New York (i) an office or agency where Series I Preferred Stock may be presented for payment (the “Paying Agent”) and (ii) an office or agency where Series I Preferred Stock may be presented for conversion (the “Conversion Agent”).  The Transfer Agent shall act as Paying Agent and Conversion Agent, unless another Paying Agent or Conversion Agent is appointed by the Corporation.  The Corporation may appoint the Registrar, the Paying Agent and the Conversion Agent and may appoint one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine.  The term “Paying Agent” includes any additional paying agent and the term “Conversion Agent” includes any additional conversion agent.  The Corporation may change any Paying Agent or Conversion Agent without prior notice to any holder.  The Corporation shall notify the Registrar of the name and address of any Paying Agent or Conversion Agent appointed by the Corporation.  If the Corporation fails to appoint or maintain another entity as Paying Agent or Conversion Agent, the Registrar shall act as such.  The Corporation or any of its Affiliates may act as Paying Agent, Registrar or Conversion Agent.

(b)  Payments due on the Series I Preferred Stock shall be payable at the office or agency of the Corporation maintained for such purpose in The City of New York and at any other office or agency maintained by the Corporation for such purpose.  Payments shall be payable by U.S. dollar check drawn on, or wire transfer ( provided  that appropriate wire instructions have been received by the Registrar at least 15 days prior to the applicable date of payment) to a U.S. dollar account maintained by the holder with, a bank located in New York City;  provided  that at the option of the Corporation, payment of dividends may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Series I Preferred Stock register.  Notwithstanding the foregoing, payments due in respect of beneficial interests in the Global Preferred Shares shall be payable by wire transfer of immediately available funds in accordance with the procedures of the Depositary.

Section 18.  Headings.  The headings of the Sections of this Certificate are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

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IN WITNESS WHEREOF, Simon Property Group, Inc. has caused this Certificate of Designations to be signed this 13 th day of October 2004.

SIMON PROPERTY GROUP, INC.

By:	Stephen E. Sterrett
Name: Stephen E. Sterrett
Title: Executive Vice President and Chief Financial Officer

EXHIBIT A

 FORM OF GLOBAL PREFERRED SHARE

Number:

Shares

CUSIP NO.:

6% Series I Convertible Perpetual Preferred Stock

 (par value $0.0001 per share)

 (liquidation preference $50.00 per share)

OF

 SIMON PROPERTY GROUP, INC.

FACE OF SECURITY

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS REFERRED TO BELOW.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

SIMON PROPERTY GROUP, INC., a Delaware corporation (the “Corporation”), hereby certifies that Cede & Co. or registered assigns (the “Holder”) is the registered owner of fully paid and non-assessable shares of preferred stock of the Corporation designated the “6% Series I Convertible Perpetual Preferred Stock,” par value $0.0001 per share and liquidation preference $50.00 per share (the “Series I Preferred Stock”).  The shares of Series I Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer.  The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Series I Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations of the Corporation, dated                         , 200 , as the same may be amended from time to time in accordance with its terms (the “Certificate of Designations”).  Capitalized terms used herein but not defined shall have the respective meanings given them in the Certificate of Designations.  The Corporation will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to select provisions of the Series I Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, the shares of Series I Preferred Stock evidenced hereby shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, Simon Property Group, Inc. has executed this Certificate of Designations as of the date set forth below.

SIMON PROPERTY GROUP, INC.

By:
Name:
Title:

Dated:

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION

This is one of the certificates representing shares of Preferred Stock referred to in the within mentioned Certificate of Designations.

Mellon Investor Services LLC,
as Transfer Agent

By:
Name:
Title:

Dated:

REVERSE OF SECURITY

SIMON PROPERTY GROUP, INC.

6% Series I Convertible Perpetual Preferred Stock

Dividends on each share of 6% Series I Convertible Perpetual Preferred Stock shall be payable in cash at a rate per annum set forth on the face hereof or as provided in the Certificate of Designations.

The shares of 6% Series I Convertible Perpetual Preferred Stock shall be redeemable as provided in the Certificate of Designations.  The shares of 6% Series I Convertible Perpetual Preferred Stock shall be convertible into the Corporation’s Common Stock in the manner and according to the terms set forth in the Certificate of Designations.  Upon a Change of Control, holders of shares of 6% Series I Convertible Perpetual Preferred Stock will have the right to require the Corporation to purchase such shares in the manner and according to the terms set forth in the Certificate of Designations.

As required under Delaware law, the Corporation shall furnish to any Holder upon request and without charge, a full summary statement of the designations, voting rights preferences, limitations and special rights of the shares of each class or series authorized to be issued by the Corporation so far as they have been fixed and determined.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of 6% Series I Convertible Perpetual Preferred Stock evidenced hereby to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the shares of 6% Series I Convertible Perpetual Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this certificate for 6% Series I Convertible Perpetual Preferred Stock)

Signature Guarantee:	(1)

(1)

Signature must be guaranteed by an “eligible guarantor institution” (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

NOTICE OF CONVERSION

(To be Executed by the Registered Holder

 in Order to Convert the 6% Series I Convertible Perpetual Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”)              shares of 6% Series I Convertible Perpetual Preferred Stock (the “Series I Preferred Stock”), represented by stock certificate No(s).                (the “Series I Preferred Stock Certificates”), into shares of common stock, par value $0.0001 per share (“Common Stock”), of Simon Property Group, Inc. (the “Corporation”) according to the conditions of the Certificate of Designations establishing the terms of the Series I Preferred Stock (the “Certificate of Designations”), as of the date written below.  If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates (unless it can be established that no such taxes are payable).  No fee will be charged to the holder for any conversion, except for transfer taxes, if any.  A copy of each Series I Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The Corporation is not required to issue shares of Common Stock (i) unless the conditions for conversion of the Series I Preferred Stock set forth in Section 7(b) of the Certificate of Designations have been satisfied and (ii) until the original Series I Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its Transfer Agent.  If the foregoing conditions have been satisfied, the Corporation shall issue and deliver shares of Common Stock to an overnight courier not later than two Business Days following receipt of the original Series I Preferred Stock Certificate(s) to be converted.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Date of Conversion:

Applicable Conversion Rate:

Number of Shares of 6% Series I Convertible Perpetual Preferred Stock to be Converted:

Number of Shares of Common Stock to be Issued:

Signature:

Name:

Address: (2)

Fax No.:

(2)                                       Address where shares of Common Stock and any other payments or certificates shall be sent by the Corporation.

SCHEDULE A

SCHEDULE OF EXCHANGES FOR GLOBAL SECURITY

The initial number of shares of 6% Series I Convertible Perpetual Preferred Stock represented by this Global Preferred Share shall be              .  The following exchanges of a part of this Global Preferred Share have been made:

Date of Exchange	Amount of decrease in number of shares represented by this Global Preferred Share	Amount of increase in number of shares represented by this Global Preferred Share	Number of shares represented by this Global Preferred Share following such decrease or increase	Signature of authorized officer of Registrar

EXHIBIT B

FORM OF NOTICE OF ELECTION OF REDEMPTION

UPON A CHANGE OF CONTROL

              , as Transfer Agent

Address:

Attn:

Re:               Simon Property Group, Inc.

6% Series I Convertible Perpetual Preferred Stock

(the “Series I Preferred Stock”)

The undersigned hereby irrevocably acknowledges receipt of a notice from Simon Property Group, Inc. (the “Corporation”) as to the occurrence of a Change of Control with respect to the Corporation and requests and instructs the Corporation to purchase         shares of Series I Preferred Stock in accordance with the terms of the Certificate of Designations at the Purchase Price.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto pursuant to the Certificate of Designations.

Dated:

Signature(s)

NOTICE: The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the security in every particular without alteration or enlargement or any change whatever.

Aggregate Liquidation Preference to be redeemed (if less than all):

Social Security or Other Taxpayer Identification Number:

EXHIBIT B

TO RESTATED CERTIFICATE OF INCORPORATION

CERTIFICATE OF DESIGNATIONS

 OF 83/2% SERIES J CUMULATIVE REDEEMABLE PREFERRED STOCK

of

SIMON PROPERTY GROUP, INC.

Pursuant to Section 151 of the General

 Corporation Law of the State of Delaware

The following resolutions were duly adopted by the Board of Directors (the “Board of Directors”) of Simon Property Group, Inc., a Delaware corporation (the “Corporation”), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware:

WHEREAS, the Board of Directors of the Corporation is authorized, within the limitations and restrictions stated in the Restated Certificate of Incorporation of the Corporation, as amended from time to time (the “Charter”), to provide by resolution or resolutions for the issuance of shares of preferred stock of the Corporation, in one or more series with such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such series of preferred stock as may be adopted from time to time by the Board of Directors;

WHEREAS, the Board of Directors of the Corporation has determined that it is in the best interests of the Corporation and its stockholders to designate a new series of preferred stock of the Corporation; and

WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of preferred stock and the number of shares constituting such series;

NOW, THEREFORE, BE IT RESOLVED, that, pursuant to Article Fourth of the Charter of the Corporation (which authorizes 100,000,000 shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”)) and the authority conferred on the Board of Directors, the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a new series of Preferred Stock; and be it further

RESOLVED, that each share of such new series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

Section 1.  Designation.  The series of Preferred Stock is hereby designated as the “83/2% Series J Cumulative Redeemable Preferred Stock” (the “Series J Preferred Stock”).

Section 2.  Number.  The total number of authorized shares of the Series J Preferred Stock shall be 1,000,000.

Section 3.  Relative Seniority.  In respect of rights to receive dividends and to participate in distributions of payments in the event of any liquidation, dissolution or winding up of the Corporation, the Series J Preferred Stock shall rank (i) senior to the Common Stock, the Class B Common Stock and the Class C Common Stock and any other class or series of shares of the Corporation which, by their terms rank junior to the Series J Preferred Stock (collectively, “Junior Shares”), (ii) on a parity with all other shares of Preferred Stock of the Corporation which are not by their terms Junior Shares or Senior Shares, and (iii) junior to any shares of Preferred Stock which by their terms rank senior to the Series J Preferred Stock (collectively, “Senior Shares”) and were issued in accordance with Section 7 below.

Section 4.  Dividends.

(a)  The holders of the then outstanding Series J Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of any funds legally available therefor, cumulative dividends at the rate of $4.1875 per share per year, payable in arrears in equal amounts of $1.046875 per share quarterly in cash on the last day of each March, June, September and December or, if not a Business Day (as hereinafter defined), the next succeeding Business Day (each such day being hereafter called a “Quarterly Dividend Date” and each period ending on the calendar day preceding a Quarterly Dividend Date being hereinafter called a “Dividend Period”).  Dividends shall accumulate from October 14, 2004, with the first dividends to be paid on December 31, 2004.  Dividends shall be payable to holders of record as they appear in the share records of the Corporation at the close of business on the applicable record date (a “Record Date”), which shall be the 15th day of the calendar month in which the applicable Quarterly Dividend Date falls on or such other date designated by the Board of Directors of the Corporation for the payment of dividends that is not more than 30 nor less than 10 days prior to such Quarterly Dividend Date.  The amount of any dividend payable for any Dividend Period shorter than a full Dividend Period shall be computed on the basis of a 360-day year of twelve 30-day months.  “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

(b)  The amount of any dividends accumulated on any Series J Preferred Stock at any Quarterly Dividend Date shall be the amount of any unpaid dividends accumulated thereon to but excluding such Quarterly Dividend Date and the amount of dividends accumulated on any shares of Series J Preferred Stock at any date other than a Quarterly Dividend Date shall be equal to the sum of the amount of any unpaid dividends accumulated thereon to but excluding the last preceding Quarterly Dividend Date, plus an amount calculated on the basis of the annual dividend rate of $4.1875 per share for the period after such last preceding Quarterly Dividend Date to and including the date as of which the calculation is made based on a 360-day year of twelve 30-day months.  Dividends on the Series J Preferred Stock will accumulate whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized or declared.

(c)  Except as otherwise expressly provided herein, the Series J Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends as described above and shall not be entitled to participate in the earnings or assets of the Corporation, and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series J Preferred Stock which may be in arrears.

(d)  Any dividend payment made on the Series J Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to such shares which remains payable.

(e)  If, for any taxable year, the Corporation elects to designate as “capital gain dividends” (as defined in and permitted pursuant to Section 857 of the Internal Revenue Code of 1986, as amended (the “Code”)), any portion (the “Capital Gains Amount”) of the dividends paid or made available for the year to holders of all classes of shares (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocated to the holders of the Series J Preferred Stock shall equal (i) the Capital Gains Amount multiplied by (ii) a fraction that is equal to (a) the total dividends paid or made available to the holders of the Series J Preferred Stock for the year over (b) the Total Dividends.

(f)  No dividends on the Series J Preferred Stock shall be authorized by the Board of Directors of the Corporation or be paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.

(g)  No dividends will be declared or paid or set apart for payment on any capital stock of the Corporation ranking, as to dividends, on a parity with or junior to the Series J Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment therefor set apart for such payment on the Series J Preferred Stock for all past Dividend Periods and the then current Dividend Period.  When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series J Preferred Stock and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Series J Preferred Stock, all dividends declared on the Series J Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with the Series J Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series J Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accumulated dividends per Series J Preferred Stock and such other series of Preferred Stock bear to each other.

(h)  Except as provided in subparagraph (g), unless full cumulative dividends on the Series J Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment therefor set apart for such payment on the Series J Preferred Stock for all past Dividend Periods and the then current Dividend Period, no dividends (other than in Junior Shares) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Junior Shares or any other capital stock of the Corporation ranking on a parity with the Series J Preferred Stock as to dividends or upon liquidation, nor shall any Junior Shares or any other capital stock of the Corporation ranking on a parity with the Series J Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid or made available for a sinking fund for the redemption of such shares) by the Corporation (except by conversion into or exchange for other Junior Shares).

Section 5.  Liquidation Rights.

(a)  Upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation (a “liquidation”), the holders of the Series J Preferred Stock then outstanding shall be entitled to receive in cash or property (at its fair market value determined by the Corporation’s Board of Directors) and to be paid out of the assets of the Corporation legally available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Shares, the amount of $50.00 per share, plus accumulated and unpaid dividends, if any, thereon to and including the date of liquidation.

(b)  After the payment to the holders of the Series J Preferred Stock of the full liquidation amounts provided for in paragraph (a), the holders of the Series J Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the Corporation.

(c)  If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, the amounts payable with respect to the preference distributions on the Series J Preferred Stock and the shares of each other series of Preferred Stock of the Corporation ranking, as to liquidation rights, on a parity with the Series J Preferred Stock are not paid in full, the holders of the Series J Preferred Stock and any other shares of Preferred Stock of the Corporation ranking, as to liquidation rights, on a parity with the Series J Preferred Stock shall share ratably in any such distribution of assets of the Corporation in proportion to the full respective preference amounts to which they would otherwise be respectively entitled.

(d)  Neither the sale, lease, transfer or conveyance of all or substantially all of the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other entity or the merger or consolidation of any other entity into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 5.

Section 6.  Redemption.

(a)  Optional Redemption.  On and after October 15, 2027, the Corporation may, at its option (subject to the provisions of this Section 6), redeem at any time all or, from time to time, part of the Series J Preferred Stock at a price per share (the “Redemption Price”), payable in cash, of $50.00 per share, together with all accumulated and unpaid dividends, if any, to and including the date fixed for redemption (the “Redemption Date”), without interest, to the extent the Corporation has funds legally available therefor.  The Series J Preferred Stock have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions, except as provided for in Section 9 below.

(b)  Procedures For Redemption.

(1)  Notice of redemption will be given by publication in a newspaper of general circulation in The City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the Redemption Date.  Notice of any redemption furnished by the Corporation will also be mailed by the registrar, postage prepaid, not less than 30 nor more than 60 days prior to the Redemption Date, addressed to each holder of record of the Series J Preferred Stock to be redeemed at the address set forth in the share transfer records of the registrar.  No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series J Preferred Stock except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective.  In addition to any information required by law or by the applicable rules of any exchange upon which Series J Preferred Stock may be listed or admitted to trading, such notice shall state: (a) the Redemption Date; (b) the Redemption Price; (c) the number of Series J Preferred Stock to be redeemed; (d) the place or places where certificates for the Series J Preferred Stock to be redeemed are to be surrendered for payment of the Redemption Price; and (e) that dividends on the Series J Preferred Stock to be redeemed will cease to accumulate on the Redemption Date.

(2)  If notice has been mailed in accordance with Section 6(b)(1) above and provided that on or before the Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the Series J Preferred Stock so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, dividends on the Series J Preferred Stock so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of Series J Preferred Stock and all rights of the holders thereof as shareholders of the Corporation (except the right to receive the Redemption Price) shall cease.  Upon surrender, in accordance with such notice, of the certificates for any Series J Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such Series J Preferred Stock shall be redeemed by the Corporation at the Redemption Price.  In case fewer than all the Series J Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed Series J Preferred Stock without cost to the holder thereof.

(3)  Any funds deposited with a bank or trust company for the purpose of redeeming Series J Preferred Stock shall be irrevocable except that:

(a)  the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any Series J Preferred Stock redeemed shall have no claim to such interest or other earnings; and

(b)  any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series J Preferred Stock entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the Series J Preferred Stock entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

(4)  No Series J Preferred Stock may be redeemed except from proceeds from the sale of other capital stock of the Corporation (consisting of common stock, preferred stock, depositary shares, interests, participations or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing) and not from any other source.

(5)  Unless full accumulated dividends on all Series J Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment on the Series J Preferred Stock for all past Dividend Periods and the then current Dividend Period, no Series J Preferred Stock shall be redeemed, purchased or otherwise acquired directly or indirectly on the Series J Preferred Stock; provided, however, that the foregoing shall not prevent the redemption, purchase or acquisition of Series J Preferred Stock to preserve the Corporation’s REIT status or the purchase or acquisition of Series J Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series J Preferred Stock.

(6)  If the Redemption Date is after a Record Date and before the related Quarterly Dividend Date, the dividend payable on such Quarterly Dividend Date shall be paid to the holder in whose name the Series J Preferred Stock to be redeemed are registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Quarterly Dividend Date or the Corporation’s default in the payment of the dividend due.  Except as provided in this Section 6, the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series J Preferred Stock to be redeemed.

(7)  In case of redemption of less than all Series J Preferred Stock at the time outstanding, the Series J Preferred Stock to be redeemed shall be selected pro rata from the holders of record of such Series J Preferred Stock in proportion to the number of Series J Preferred Stock held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Corporation.

Section 7.  Voting Rights.  Except as required by law, and as set forth below, the holders of the Series J Preferred Stock shall not be entitled to vote at any meeting of the shareholders for election of Directors or for any other purpose or otherwise to participate in any action taken by the Corporation or the shareholders thereof, or to receive notice of any meeting of shareholders.

(a)  Whenever dividends on any Series J Preferred Stock shall be in arrears for six or more quarterly periods, whether or not such quarterly periods are consecutive, the holders of such Series J Preferred Stock (voting separately as a class with all other series of Preferred Stock of the Corporation upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional Directors of the Corporation at a special meeting called by the holders of record of at least ten percent (10%) of the Series J Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on such Series J Preferred Stock for the past Dividend Periods and the then current Dividend Period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.  In such case, the entire Board of Directors of the Corporation will be increased by two Directors.

(b)  So long as any Series J Preferred Stock remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series J Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of capital stock ranking senior to the Series J Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation or reclassify any authorized capital stock of the Corporation into such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such capital stock; or (ii) amend, alter or repeal the provisions of the Charter of the Corporation, including this Certificate of Designations, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series J Preferred Stock or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series J Preferred Stock remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event the Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series J Preferred Stock; and provided, further, that (x) any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or (y) any increase in the amount of authorized Series J Preferred Stock, in each case ranking on a parity with or junior to the Series J Preferred Stock with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote or consent would otherwise be required shall be effected, all outstanding Series J Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

(c)  On each matter submitted to a vote of the holders of Series J Preferred Stock in accordance with this Section 7, or as otherwise required by law, each Series J Preferred Share shall be entitled to one vote.  With respect to each Series J Preferred Share, the holder thereof may designate a proxy, with each such proxy having the right to vote on behalf of the holder.

Section 8.  Conversion.  The Series J Preferred Stock is not convertible into or exchangeable for any other property or securities of the Corporation.

Section 9.  Restrictions On Ownership.  The shares of Series J Preferred Stock shall be subject to the restrictions on transfer set forth in Article Ninth of the Charter of the Corporation.  Any transfer or attempted transfer in violation of the provisions of this Section 9 shall be null and void.

IN WITNESS WHEREOF, Simon Property Group, Inc. has caused this Certificate of Designations to be signed this 13th day of October 2004.

SIMON PROPERTY GROUP, INC.

By:	/s/ Stephen E. Sterrett
	Name:	Stephen E. Sterrett
	Title:	Executive Vice President and Chief Financial Officer